                                                                     Exhibit 2.1

                                                                  EXECUTION COPY
                                                                  --------------

================================================================================


                          AGREEMENT AND PLAN OF MERGER


                                  By and Among

                        Integrated Circuit Systems, Inc.

                                   ("Buyer"),
                                     -----


                              Marathon Merger Corp.

                                     ("Sub")
                                       ---

                                       and


                           Micro Networks Corporation

                                 (the "Company")
                                       -------

                                December 20, 2001

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      INDEX
                                      -----

                                                                                               Page
                                                                                               ----
SECTION 1.  TRANSFER OF SHARES; PURCHASE PRICE ..............................................    1
     1.01.  The Merger ......................................................................    1
     1.02.  Closing .........................................................................    2
     1.03.  Effective Time ..................................................................    2
     1.04.  Effect of the Merger ............................................................    2
     1.05.  Calculation of Merger Consideration; Conversion of Securities; Payment ..........    2
     1.06.  Merger Consideration ............................................................    4
     1.07.  Lost or Stolen Certificates .....................................................    5
     1.08.  Dissenters' Rights ..............................................................    5
     1.09.  No Further Rights in the Company ................................................    5
     1.10.  Escrow Account; Escrow Agreement ................................................    5
     1.11.  Effect of Stockholder Approval; Representatives .................................    6
     1.12.  Further Assurances ..............................................................    7
     1.13.  Closing Estimates ...............................................................    7
     1.14.  Post-Closing Adjustment .........................................................    7

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................................    9
     2.01.  Making of Representations and Warranties ........................................    9
     2.02.  Organization and Qualifications of the Company ..................................   10
     2.03.  Capital Stock ...................................................................   10
     2.04.  Stock Option Plans; Warrants ....................................................   11
     2.05.  Subsidiaries; Investments .......................................................   11
     2.06.  Authority .......................................................................   12
     2.07.  Real and Personal Property ......................................................   13
     2.08.  Financial Statements ............................................................   16
     2.09.  Taxes ...........................................................................   17
     2.10.  Inventories .....................................................................   19
     2.11.  Absence of Certain Changes ......................................................   19
     2.12.  Ordinary Course .................................................................   20
     2.13.  Intellectual Property ...........................................................   20
     2.14.  Material Contracts ..............................................................   21
     2.15.  Litigation ......................................................................   22
     2.16.  Compliance with Laws ............................................................   22
     2.17.  Insurance .......................................................................   23
     2.18.  Warranty Claims .................................................................   23
     2.19.  Finder's Fee ....................................................................   23
     2.20.  Permits .........................................................................   23
     2.21.  Copies of Documents .............................................................   24

                                      (i)

     2.22.  Transactions with Interested Persons ..........................  24
     2.23.  Employee Benefit Programs .....................................  24
     2.24.  Environmental Matters .........................................  26
     2.25.  List of Directors and Officers ................................  27
     2.26.  Employees; Labor Matters ......................................  27
     2.27.  Backlog .......................................................  28
     2.28.  Customers, Distributors and Suppliers .........................  28
     2.29.  Capital Expenditures ..........................................  28

SECTION 3.  COVENANTS OF THE COMPANY ......................................  29
     3.01.  Making of Covenants and Agreements ............................  29
     3.02.  Conduct of Business ...........................................  29
     3.03.  Consents and Approvals ........................................  31
     3.04.  Consummation of Agreement .....................................  32
     3.05.  No Solicitation of Other Offers ...............................  32
     3.06.  [Intentionally Omitted] .......................................  32
     3.07.  Antitakeover Statutes .........................................  32
     3.08.  Access to Information .........................................  32
     3.09.  Stockholder Approval ..........................................  33

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB ...............  33
     4.01.  Making of Representations and Warranties ......................  33
     4.02.  Organization of Buyer and Sub .................................  33
     4.03.  Authority of Buyer and Sub ....................................  33
     4.04.  Litigation ....................................................  34
     4.05.  Approvals and Consents ........................................  34
     4.06.  Financing .....................................................  34
     4.07.  Finder's Fee ..................................................  34

SECTION 5.  COVENANTS OF BUYER ............................................  34
     5.01.  Making of Covenants and Agreements ............................  34
     5.02.  Confidentiality ...............................................  34
     5.03.  Non-Solicitation ..............................................  35
     5.04.  Consents ......................................................  35
     5.05.  [Intentionally Omitted] .......................................  35
     5.06.  Consummation of Agreement .....................................  35
     5.07.  Employee Benefit Arrangements .................................  35
     5.08.  HIG Dispute ...................................................  36

SECTION 6.  CONDITIONS ....................................................  37
     6.01.  Conditions to the Obligations of Buyer ........................  37
     6.02.  Conditions to Obligations of the Company ......................  39

SECTION 7.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED ...................  40
     7.01.  Termination ...................................................  40
     7.02.  Effect of Termination .........................................  41

                                      (ii)

      7.03.  Right to Proceed ......................................................   41

SECTION 8.   SURVIVAL ..............................................................   41
      8.01.  Survival of Warranties ................................................   41

SECTION 9.   INDEMNIFICATION .......................................................   41
      9.01.  Indemnification of Buyer ..............................................   41
      9.01A. Indemnification by the Equityholders ..................................   42
      9.02.  Limitations on Indemnification of Buyer ...............................   42
      9.03.  Indemnification by Buyer ..............................................   45
      9.04.  Limitations on Indemnification by Buyer ...............................   45
      9.05.  Notice; Defense of Claims .............................................   47
      9.06.  Escrow; Right to Set-Off ..............................................   47
      9.07.  Limited Recourse ......................................................   48

SECTION 10.  MISCELLANEOUS .........................................................   48
     10.01.  Fees and Expenses .....................................................   48
     10.02.  Governing Law; Consent to Jurisdiction ................................   48
     10.03.  Arbitration ...........................................................   49
     10.04.  Notices ...............................................................   49
     10.05.  Entire Agreement ......................................................   50
     10.06.  Assignability; Binding Effect .........................................   51
     10.07.  Captions and Gender ...................................................   51
     10.08.  Execution in Counterparts .............................................   51
     10.09.  Amendments ............................................................   51
     10.10.  Publicity and Disclosures .............................................   51
     10.11.  Specific Performance ..................................................   51
     10.12.  Schedules .............................................................   51
     10.13.  Definitions ...........................................................   52

                                     (iii)

                             SCHEDULES AND EXHIBITS

Schedules
---------
Schedule 2.01      Company Knowledge
Schedule 2.03      Capital Stock
Schedule 2.05      Subsidiaries; Investments
Schedule 2.06      Authority
Schedule 2.07      Real Property
Schedule 2.07(a)   Permitted Encumbrances
Schedule 2.07(b)   Leased Real Property
Schedule 2.07(c)   Consents
Schedule 2.07(d)   Condition of Owned Real Property
Schedule 2.07(e)   Personal Property
Schedule 2.08(a)   Financial Statements
Schedule 2.08(b)   Undisclosed Liabilities
Schedule 2.09      Taxes
Schedule 2.10      Inventories
Schedule 2.11      Absence of Certain Changes
Schedule 2.12      Extraordinary Events
Schedule 2.13      Intellectual Property
Schedule 2.14      Contracts
Schedule 2.15      Litigation
Schedule 2.16      Compliance with Laws
Schedule 2.17      Insurance
Schedule 2.18      Warranty Claims
Schedule 2.19      Finder's Fee
Schedule 2.22      Transactions with Interested Persons
Schedule 2.23      Employee Benefit Programs
Schedule 2.24      Environmental Matters
Schedule 2.25      List of Directors and Officers
Schedule 2.26      Employees; Labor Matters
Schedule 2.27      Backlog
Schedule 2.28      Customers, Distributors and Suppliers
Schedule 3.02      Conduct of Business
Schedule 6.01(o)   Incentive Stock Option and Non-Competition Agreements


Exhibits
--------
Exhibit A          Stockholders
Exhibit B          Option Holders
Exhibit C          Warrant Holders
Exhibit D          Form of Escrow Agreement
Exhibit E          Form of Employment and Non-Competition Agreement
Exhibit F-1        Form of Incentive Stock Option Agreement
Exhibit F-2        Form of Non-Competition Agreement
Exhibit G          Certificate of Incorporation of Surviving Corporation
Exhibit H          Form of Legal Opinion of Goodwin Procter LLP
Exhibit I          Form of Legal Opinion of Pepper Hamilton LLP

                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is entered into as
                                                  ---------
of December 20, 2001 by and among Integrated Circuit Systems, Inc., a Pennsylvania corporation ("Buyer"), Marathon Merger Corp., a Delaware
                           -----
corporation and a wholly-owned subsidiary of Buyer ("Sub"), and Micro Networks
                                                     ---
Corporation, a Delaware corporation (the "Company").
                                          -------

                               W I T N E S S E T H

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ( the "DGCL"),
                                                                   ----
Buyer, Sub and the Company desire to enter into a business combination transaction pursuant to which Sub will merge with and into the Company (the "Merger");
 ------

         WHEREAS, Exhibit A attached hereto sets forth a list of each holder of
                  ---------
record of issued and outstanding shares of capital stock of the Company (collectively, the "Stockholders" and each individually a "Stockholder"),
                    ------------                           -----------
Exhibit B attached hereto sets forth a list of each holder of stock options
---------
outstanding under the Company's 1996 Incentive Stock Option Plan, as amended (the "Incentive Stock Option Plan"), and the Company's 1996 Non-Qualified Stock
      ---------------------------
Option Plan, as amended (the "Non-Qualified Stock Option Plan"), (collectively
                              -------------------------------
the "Option Holders" and each individually an "Option Holder") and Exhibit C
     --------------                            -------------       ---------
attached hereto sets forth a list of each holder of warrants outstanding (collectively the "Warrant Holders" and each individually a "Warrant Holder" and
                   ---------------                           --------------
together with the Option Holders the "Right Holders" and each individually a
                                      -------------
"Right Holder"). The Stockholders and the Right Holders are sometimes
 ------------
collectively referred to herein as the "Equityholders" and each individually an
                                        -------------
"Equityholder";
 ------------

         WHEREAS, the Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and recommended the approval and adoption of this Agreement and approval of the Merger by the Stockholders pursuant to Section 251 of the DGCL; and

         WHEREAS, the Board of Directors of Sub has approved this Agreement, and Buyer, the sole stockholder of Sub, has adopted this Agreement pursuant to
Section 251 of the DGCL.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, herein set forth, the parties hereto hereby agree as follows:

SECTION 1. TRANSFER OF SHARES; PURCHASE PRICE.
           ----------------------------------

     1.01. The Merger. Upon the terms and subject to the conditions set forth in
           ----------
this Agreement, and in accordance with the relevant provisions of the DGCL, at the Effective Time (as defined in Section 1.03), Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
             ---------------------

     1.02. Closing. Unless this Agreement shall have been terminated in
           -------
accordance with Section 7 hereof, the closing of the Merger (the "Closing")
                                                                  -------
shall take place at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 commencing at 10:00 A.M. on the third
(3rd) business day following the satisfaction or, if applicable, waiver of the conditions to closing set forth in Sections 6.01(d), 6.01(e), 6.01(f), 6.01(m), 6.01(p), 6.02(c), 6.02(d) and 6.02(h) hereof, or at such other time and date as may be otherwise mutually agreed upon by the parties (the "Closing Date").
                                                           ------------
Except as otherwise expressly provided in this Agreement or in any document contemplated by this Agreement, all matters at the Closing shall be considered to take place simultaneously and no delivery of any documents shall be deemed complete until all transactions and deliveries of documents are completed.

     1.03. Effective Time. As soon as practicable on the Closing Date, the
           --------------
parties hereto shall file the certificate of merger (the "Certificate of
                                                          --------------
Merger") with the Secretary of State of the State of Delaware in such form as
------
required by, and executed in accordance with the relevant provisions of the DGCL (the date and time of such filings being the "Effective Time").
                                              --------------

     1.04. Effect of the Merger. At the Effective Time, the effect of the Merger
           --------------------
shall be as provided in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject to Section 251 of the DGCL, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit G and the By-laws of Sub as in effect immediately prior to the
         ---------
Effective Time shall become the By-laws of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Micro Networks
                                                     --------------
Corporation"). At the Effective Time, the initial directors of the Surviving
-----------
Corporation shall be Mr. Hock Tan and Ms. Justine Lien. The initial officers of the Surviving Corporation shall be as specified in a resolution of the Board of Directors adopted after the Effective Time.

     1.05. Calculation of Merger Consideration; Conversion of Securities;
           --------------------------------------------------------------
Payment.
-------

           (a) The merger consideration shall be calculated by subtracting from Seventy-Seven Million Dollars ($77,000,000), the sum of: (i) the aggregate amount to be paid by the Company as severance and other obligations including those that are, or may become, payable under any Benefit Plan (as defined in
Section 2.23(a)) (the "Change in Control Obligations") arising out of the change
                       -----------------------------
in control of the Company that will occur as a result of the transactions contemplated herein (net of the Tax benefit to the Company resulting from such payments and from the treatment of options and warrants pursuant to Section 1.05(b)(ii), and not including Transaction Expenses (as defined in Section 10.01)) (the "Change in Control Amount"); provided that the Change in Control
              ------------------------    --------
Amount shall not include obligations to employees of the Company who are terminated at the request of Buyer, plus (ii) the aggregate amount of the Company's indebtedness for borrowed money (including, without limitation, long term debt (senior and subordinate) and revolving credit facility and accrued interest thereon) (the "Indebtedness") net of cash on the balance sheet of the
                        ------------
Company as of the Closing Date (the "Funded Net Debt Amount"). The amounts to be
                                     ----------------------
paid in accordance with clause (i) above shall be paid by the Company in accordance with the determination of the Estimated Change of Control Amount pursuant to Section 1.13. The merger consideration shall be increased or decreased, as the case may be, as follows:

               (i) in the event that the Estimated Working Capital Amount (as defined below) exceeds the Working Capital (as defined below) as of September 30, 2001 (calculated by reference to the Base Balance Sheet (as defined in Section 2.08), the "September 30 Working Capital
                                             ----------------------------
          Amount"), the closing merger consideration shall be increased by an
          ------                                              ---------
          amount equal to the excess, if any, of (A) the Estimated Working Capital Amount over (B) the product of (1) the September 30 Working Capital Amount multiplied by (2) one hundred ten percent (110%) (any
                         -------------
          such amount, the "Estimated Working Capital Increase"); or
                            ----------------------------------

               (ii) in the event that the September 30 Working Capital Amount exceeds the Estimated Working Capital Amount, the closing merger consideration shall be reduced by an amount equal to the excess, if
                                 -------
          any, of (A) the product of (1) the September 30 Working Capital Amount multiplied by (2) ninety percent (90%) over (B) the Estimated Working
          -------------
          Capital Amount (any such amount, the "Estimated Working Capital
                                                -------------------------
          Reduction").
          ---------

The merger consideration payable as of the Closing Date, calculated as set forth herein with reference to the closing estimates described in Section 1.13, is herein referred to as the "Closing Merger Consideration". For purposes of this
                           ----------------------------
Agreement, "Working Capital" shall mean the Company's current assets less
            ---------------
current liabilities determined in accordance with generally accepted accounting principles in the United States as promulgated by the Financial Accounting Standards Board and the American Institute of Certified Public Accountants or the various committees thereof and as in effect on the date hereof ("GAAP")
                                                                     ----
consistent with past practices excluding cash, deferred Taxes, the current portion of the Company's Indebtedness, Transaction Expenses and the Change in Control Amount and any other current asset or current liability arising solely from the transactions contemplated by this Agreement.

           (b) At the Effective Time and without any action on the part of Buyer, Sub, the Company, the Stockholders or any other holders of any of the securities of any of those corporations:

               (i) subject to Section 1.08 and Section 1.10, each share (or fraction thereof) issued and outstanding immediately prior to the Effective Time of the Company's (i) Common Stock, par value $.01 per share (the "Voting Common Stock") and (ii) Non-Voting Common Stock, par value $.01 per
      -------------------
     share (the "Non-Voting Common Stock", and, together with the Voting Common
                 -----------------------
     Stock, the "Common Stock"), (iii) Class A Preferred Stock, par value $.01
                 ------------
     per share (the "Class A Preferred Stock"), (iv) Class B Preferred Stock,
                     -----------------------
     par value $.01 per share (the "Class B Preferred Stock"), (v) Series C
                                    -----------------------
     Preferred Stock, par value $.01 per share (the "Series C Preferred Stock")
                                                     ------------------------
     and (vi) Series D Preferred Stock, par value $.01 per share (the "Series D
                                                                       --------
     Preferred Stock", and together with the Class A Preferred Stock, Class B
     ---------------
     Preferred Stock and Series C Preferred Stock, the "Preferred Stock") shall
                                                        ---------------
     be converted into the right to receive the amount set forth on Exhibit A
                                                                    ---------
     (such amount with respect to each class or series of capital stock of the

     Company and as adjusted pursuant to Sections 1.05, 1.13 and 1.14, the "Per
                                                                            ---
     Share Purchase Price") and only upon the surrender of the certificate(s)
     --------------------
     formerly representing such shares of Common Stock or Preferred Stock (or fraction thereof);

               (ii) immediately prior to the Effective Time, all issued and outstanding options to acquire shares of any class or series of the Company's capital stock and all issued and outstanding warrants to acquire shares of any class or series of shares of the Company's capital stock shall be deemed to be fully vested and exercisable. Except as otherwise agreed to by Buyer and any individual Option Holder, at the Effective Time each such option and each such warrant shall be converted into the right to receive an amount in cash equal to the excess of the Per Share Purchase Price for the Common Stock over the exercise price applicable to such option or warrant multiplied by the number of shares purchasable upon exercise of such option or warrant, as set forth on Exhibit B and Exhibit C
                                                         ---------     ---------
     attached hereto (such amount and as adjusted pursuant to Sections 1.05,
     1.13 and 1.14, the "Option Purchase Price");
                         ---------------------

               (iii) the shares of issued and outstanding Common Stock and Preferred Stock immediately prior to the Effective Time are collectively referred to as the "Company Shares";
                         --------------

               (iv) the certificates representing the shares of Common Stock and Preferred Stock are collectively referred to as the "Stock Certificates";
                                                          ------------------

               (v) each share of Common Stock and Preferred Stock held in the treasury of the Company immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

               (vi) each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation; and

               (vii) the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Common Stock or Preferred Stock thereafter on the records of the Company. If, after the Effective Time, Stock Certificates are presented for transfer, they will be canceled against delivery of the Closing Merger Consideration as provided herein.

The parties hereto acknowledge and agree that the information set forth on Exhibit A, Exhibit B and Exhibit C is subject to adjustment at the time of the
---------  ---------     ---------
Closing in accordance with Section 1.13 and after the Closing in accordance with
Section 1.14 in respect of the adjustments to the Change in Control Amount, the Funded Net Debt Amount and Working Capital as of the Closing and at the time of the Closing in connection with the exercise by any Right Holder of any stock options or warrants currently outstanding.

     1.06.  Merger Consideration. Subject to Section 1.10 hereof, Buyer shall
            --------------------
deliver at Closing the Closing Merger Consideration in United States dollars by wire transfer of immediately available funds to an exchange agent (the "Exchange Agent")
                                                       --------------
designated by the Company. The procedures for the exchange of Company Shares and options and warrants shall be as contemplated by an agreement (the "Exchange
                                                                    --------
Agreement") by and among Buyer, the Company and the Exchange Agent.
---------

     1.07. Lost or Stolen Certificates. In the event any Stock Certificate shall
           ---------------------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such certificate, Buyer will issue in exchange for such lost, stolen or destroyed certificate the Closing Merger Consideration to which such person is entitled under Section 1.05.

     1.08. Dissenters' Rights.
           -------------------

           (a) For purposes of this Agreement, "Dissenting Shares" means Company
                                                -----------------
Shares held as of the Effective Time by a Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive the Closing Merger Consideration, unless such Stockholder shall have forfeited his, her or its right to appraisal under the DGCL or properly withdrawn, his, her or its demand for appraisal. If such Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Closing Merger Consideration issuable in respect of such Company Shares pursuant to Section 1.06, but subject to Section 1.09.

           (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands. The Buyer shall give the Company the opportunity to reasonably participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL.

     1.09. No Further Rights in the Company. The Closing Merger Consideration
           --------------------------------
delivered upon the exchange of securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, and the Equityholders shall have no further rights with respect thereto other than to receive the Closing Merger Consideration and rights provided for herein.

     1.10. Escrow Account; Escrow Agreement. Notwithstanding anything in this
           --------------------------------
Agreement to the contrary, at Closing, Buyer (a) will withhold from the Closing Merger Consideration a portion of the Closing Merger Consideration equal to Thirteen Million Dollars ($13,000,000) (the "Escrow Amount"), and (b) will
                                             -------------
deliver the Escrow Amount to Boston Safe

Deposit & Trust Company or a similar institution, as escrow agent (the "Escrow
                                                                        ------
Agent"), to be held in escrow by the Escrow Agent in an interest-bearing account
-----
(the "Escrow Account") as security for (i) the indemnification obligations under
      --------------
Section 9 hereof; (ii) the post-Closing adjustments set forth in Section 1.14 hereof and (iii) any post-Closing unpaid portion of the Company-Paid Transaction Expenses (as defined in Section 10.01), pursuant to the provisions of an escrow agreement in substantially the form of Exhibit D attached hereto (the "Escrow
                                       ---------                       ------
Agreement") to be entered into on or prior to the Closing by Buyer, the Escrow
---------
Agent and the Representatives (as defined in Section 1.11). The Escrow Amount shall be held by the Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement. Distributions of any amounts from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement.

     1.11. Effect of Stockholder Approval; Representatives. Effective upon the
           -----------------------------------------------
Closing, Edwin Snape and Lewis E. Springer II shall act as representatives (the "Representatives") under the Escrow Agreement. The Representatives shall take
 ---------------
any and all actions and make any decisions required or permitted to be taken by the Representatives under the Escrow Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to Buyer of all or any portion of the Escrow Amount in satisfaction of (x) indemnity claims by a Buyer Indemnified Party with respect to claims for indemnification pursuant to Section 9 hereof, (y) a post-Closing adjustment claim pursuant to Section 1.14 hereof or
(z) any post-Closing unpaid portion of the Company-Paid Transaction Expenses (as defined in Section 10.01); (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnification by a Buyer Indemnified Party made pursuant to Section 9 hereof, any claim with respect to a post-Closing adjustment made pursuant to Section 1.14 hereof or any claim with respect to a post-Closing unpaid portion of the Company-Paid Transaction Expenses made pursuant to Section 10.01; and (d) take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing. The Representatives shall have authority and power to act with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims for indemnification by a Buyer Indemnified Party under Section 9 hereof, for a post-Closing adjustment under Section 1.14 hereof, for a post-Closing unpaid portion of the Company-Paid Transaction Expenses under Section 10.01 or governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Equityholders are treated in the same manner. Buyer shall be entitled to rely on any action or decision of a Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Representatives shall not be liable to any Equityholder in the absence of gross negligence or willful misconduct on the part of the Representatives. Any out-of-pocket costs and expenses reasonably incurred by the Representatives in connection with actions taken pursuant to the terms of this Agreement or the Escrow Agreement will be paid to the Representatives out of the Escrow Account, to the extent that any amount exists in the Escrow Account following satisfaction of all claims made or asserted by a Buyer Indemnified Party under the Escrow Agreement and in cash pro rata in proportion to each Equityholder's respective percentage interests in the Escrow Account to the extent that any such costs and expenses exceed the available Escrow Amount. This Agreement shall not make any Representative liable for any amounts owed by any of the Equityholders under, or other obligations undertaken by any of the Equityholders in, this Agreement or any other agreement entered into by the Equityholders in connection with the transactions contemplated hereby (all such amounts and obligations being referred to collectively as the "Equityholders' Obligations"), it being expressly agreed and
                     --------------------------
understood by Buyer that the Equityholders' Obligations are the full and complete obligations of the Equityholders. A Representative may resign from such position at any time upon ten (10) days' prior written notice to the other Representative(s), the Buyer and the Escrow Agent. In the case of the resignation, death, incapacity or inability to act of a Representative, the other Representative(s) shall have the right to designate a successor Representative upon written notice to the Buyer and the Escrow Agent. Any successor Representative shall have the full powers, rights and authority conferred upon the original Representatives.

     1.12. Further Assurances. At any time prior to, and from time to time
           ------------------
after, the Closing, the parties hereto shall, at the request of the other and without further consideration, execute and deliver further instruments or documents as the other parties hereto may reasonably require to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

     1.13. Closing Estimates. As soon as reasonably practicable following the
           -----------------
date hereof but in no event later than five (5) business days prior to the Closing Date, the Company and the Representatives shall cause (i) an estimate of the Working Capital as of the Closing (the "Estimated Working Capital Amount"),
                                            --------------------------------
(ii) an estimate of the Change in Control Amount (the "Estimated Change in
                                                       -------------------
Control Amount") and (iii) an estimate of the Funded Net Debt Amount (the
--------------
"Estimated Funded Net Debt Amount") to be prepared and delivered to Buyer. If
 --------------------------------
Buyer does not agree that (x) the Estimated Working Capital Amount accurately reflects the projected Working Capital as of the Closing, (y) the Estimated Change in Control Amount accurately reflects the Change in Control Obligations of the Company or (z) the Estimated Funded Net Debt Amount accurately reflects the current debt obligations of the Company, then the Representatives and Buyer shall negotiate in good faith concerning any adjustments required to be made in order to accurately reflect the Estimated Working Capital Amount, the Estimated Change in Control Amount or the Estimated Funded Net Debt Amount (subject to possible further adjustment post-Closing in accordance with Section 1.14 below). In the event that the Representatives and Buyer are unable to agree on the Estimated Working Capital Amount, the Estimated Change in Control Amount or the Estimated Funded Net Debt Amount prior to Closing, then the Estimated Working Capital Amount, the Estimated Change in Control Amount and the Estimated Funded Net Debt Amount, respectively, shall be equal to the mean of such amounts as estimated by the Company and the Representatives, on the one hand, and Buyer, on the other hand.

     1.14. Post-Closing Adjustment.
           -----------------------

           (a) As soon as reasonably practicable following the Closing Date and in no event more than ninety (90) days after the Closing Date, Buyer shall cause the Company's balance sheet as of immediately prior to Closing on the Closing Date, prepared in accordance with GAAP, to be audited by Buyer's auditors. Promptly upon receipt by Buyer of such audited financial statements, Buyer shall compute and provide to the Representatives the computation of the Working Capital as of the Closing (excluding any audit adjustments to Inventory due to inventory costing standard revaluations or capitalizations of manufacturing variances from September 30, 2001 to the Closing Date) (the "Final Working
                                                             -------------
Capital Amount"), the Change in
--------------

Control Amount (the "Final Change in Control Amount") and the Funded Net Debt
                     ------------------------------
Amount (the "Final Funded Net Debt Amount") as derived from such balance sheet.
             ----------------------------
The Final Working Capital Amount, the Final Change in Control Amount and the Final Funded Net Debt Amount shall become final and binding upon the parties unless within twenty (20) days following submission to the Representatives, the Representatives notify Buyer of their objection thereto in writing, providing reasonable specificity as to the basis for their objection. If the Representatives so notify Buyer of their objection to the Final Working Capital Amount, the Final Change in Control Amount or the Final Funded Net Debt Amount, the Representatives and Buyer shall negotiate in good faith to resolve any differences. If, within thirty (30) days following the receipt of such notice by Buyer, any of such differences have not been resolved, the differences shall be submitted to Arthur Andersen LLP at such firm's Boston, Massachusetts office (the "Accountants"); provided, however that, in the event that Arthur Andersen
      -----------    --------  -------
LLP is unavailable, the parties shall mutually agree on another independent certified public accounting firm of recognized national standing to serve as the "Accountants" for the purpose of this Section 1.14. The determination of the
 -----------
Accountants shall be final, binding and not subject to any appeal. The Accountants shall act as experts and not arbiters and shall not conduct an audit, but shall determine only those items in dispute. The fees and expenses of the Accountants in connection with any such determination shall be paid one-half by Buyer and one-half by the Representatives (subject to reimbursement by the Equityholders pursuant to Section 1.11).

          (b) If the Final Change in Control Amount is greater than the Estimated Change in Control Amount or the Final Funded Net Debt Amount is greater than the Estimated Funded Net Debt Amount such difference shall be subtracted from the Closing Merger Consideration, resulting in a decrease in the Per Share Purchase Price and the Option Purchase Price, and shall be paid to Buyer out of the Escrow Account. If the Final Change in Control Amount is less than the Estimated Change in Control Amount or the Final Funded Net Debt Amount is less than the Estimated Funded Net Debt Amount, such difference shall be added to the Closing Merger Consideration, resulting in an increase in the Per Share Purchase Price and the Option Purchase Price, and Buyer shall promptly pay the additional Closing Merger Consideration to the Equityholders, on a pro rata basis in accordance with each such Equityholder's percentage ownership of capital stock of the Company immediately prior to the Merger (assuming conversion of all Preferred Stock to Common Stock and the exercise of all Incentive Stock Options, Non-Qualified Stock Options and warrants).

          (c) The merger consideration shall be increased or decreased, as the case may be, in respect of the Final Working Capital Amount as follows:

              (i) In the event there was neither an Estimated Working Capital Increase nor an Estimated Working Capital Reduction:

                    (A) In the event there is a Final Working Capital Increase (as defined below), the Final Working Capital Increase shall be promptly paid by Buyer to the Equityholders.

                    (B) In the event there is a Final Working Capital Reduction (as defined below), such Final Working Capital Reduction shall be paid to Buyer from the Escrow Account.

                (ii)  In the event there was an Estimated Working Capital
     Increase:

                      (A) In the event there is a Final Working Capital Increase and such Final Working Capital Increase is less than the Estimated Working Capital Increase, then the difference shall be paid to Buyer from the Escrow Account.

                      (B) In the event there is a Final Working Capital Increase and such Final Working Capital Increase is greater than the Estimated Working Capital Increase, then the difference shall be promptly paid by Buyer to the Equityholders.

                      (C) In the event there is a Final Working Capital Reduction, then the sum of the Final Working Capital Reduction plus the Estimated Working Capital Increase shall be paid to Buyer from the Escrow Account.

                (iii) In the event there was an Estimated Working Capital
           Reduction:

                      (A) In the event there is a Final Working Capital Reduction and such Final Working Capital Reduction is less than the Estimated Working Capital Reduction (on an absolute value basis), then the difference shall be promptly paid by Buyer to the Equityholders.

                      (B) In the event there is a Final Working Capital Reduction and such Final Working Capital Reduction is greater than the Estimated Working Capital Reduction (on an absolute value basis), then the difference shall be paid to Buyer from the Escrow Account.

                      (C) In the event there is a Final Working Capital Increase, then Buyer shall promptly pay to the Equityholders the sum of the Final Working Capital Increase plus the Estimated Working Capital Reduction.

The term "Final Working Capital Increase" shall mean the excess, if any, of (A)
          ------------------------------
the Final Working Capital Amount over (B) one hundred ten percent (110%) of the September 30 Working Capital Amount. The term "Final Working Capital Reduction"
                                               -------------------------------
shall mean the excess, if any, of (A) ninety percent (90%) of the September 30 Working Capital Amount over (B) the Final Working Capital Amount. All amounts payable under this Section 1.14(c) by Buyer to the Equityholders shall be distributed among the Equityholders on a pro rata basis in accordance with each such Equityholder's percentage ownership of capital stock of the Company immediately prior to the Merger (assuming conversion of all Preferred Stock to Common Stock and the exercise of all Incentive Stock Options, Non-Qualified Stock Options and warrants). The merger consideration, the Per Share Purchase Price and the Option Purchase Price shall be adjusted in accordance with any amounts payable under this Section 1.14(c).

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
           ---------------------------------------------

     2.01. Making of Representations and Warranties. As a material inducement
           ----------------------------------------
to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to Buyer the representations and warranties contained in this
Section 2. For purposes of this Section 2, references to "knowledge" or "best
                                                          ---------      ----
knowledge" of the Company shall mean the actual knowledge of the officers of the
---------
Company who are identified on Schedule 2.01 attached hereto after reasonable
                              -------------
inquiry of the officers and senior managers of the Company and its Subsidiaries.

     2.02.  Organization and Qualifications of the Company. The Company is a
            ----------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to conduct its business in the manner and in the places where such properties and assets are owned or leased or such business is currently conducted. The copies of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of
                                                                  --------------
Incorporation") and by-laws, as amended, made available to Buyer's counsel, are
-------------
true, complete and correct, and no amendments thereto are pending. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect").
               -------------------------------

     2.03.  Capital Stock.
            -------------

            (a) The authorized capital stock of the Company consists of (i) 5,000,000 shares of Voting Common Stock, 576,657 shares of which are duly and validly issued, outstanding, fully paid and non-assessable, (ii) 150,000 shares of Non-Voting Common Stock, no shares of which are duly and validly issued, outstanding, fully paid and non-assessable, (iii) 1,100,000 shares of Class A Preferred Stock, 1,056,875 shares of which are duly and validly issued, outstanding, fully paid and non-assessable, (iv) 750,000 shares of Class B Preferred Stock, 731,716 shares of which are duly and validly issued, outstanding, fully paid and non-assessable, (v) 750,000 shares of Series C Preferred Stock, 715,000 shares of which are duly and validly issued, outstanding, fully paid and non-assessable and (vi) 500,000 shares of Series D Preferred Stock, 500,000 shares of which are duly and validly issued, outstanding, fully paid and non-assessable. Except as disclosed on Schedule 2.03
                                                                   -------------
attached hereto, (i) there are no outstanding warrants, options, pre-emptive rights or other rights to purchase or acquire any of the shares of capital stock of the Company, or any outstanding securities convertible into, exercisable for, or exchangeable for shares of any class or series of the Company's capital stock or outstanding or authorized warrants, options or other rights to acquire any such convertible securities, (ii) there are no outstanding or authorized stock appreciation, phantom stock, equity-based profit participation, or similar rights, and (iii) there are no restrictions on the transfer of the Company's capital stock, other than under applicable federal, state or foreign securities laws. The allocation of the Closing Merger Consideration among the Equityholders as set forth on Exhibit A, Exhibit B and Exhibit C, as adjusted pursuant to
                ---------  ---------     ---------
Sections 1.05, 1.13 and 1.14, is in accordance with the Certificate of Incorporation.

            (b)   Exhibit A hereto sets forth a list of all of the holders of
                  ---------
record of all of the issued and outstanding shares of Common Stock and Preferred Stock, including the numbers and class of shares of Common Stock and Preferred Stock held by each holder and the aggregate cumulative dividends, if any, accrued thereon.

     2.04.  Stock Option Plans; Warrants.
            ----------------------------

            (a) The Company's Incentive Stock Option Plan authorizes it to issue options to purchase up to an aggregate of 950,000 shares of Common Stock (singularly an "Incentive Stock Option" or collectively the "Incentive Stock
                ----------------------                       ---------------
Options"), of which (i) 77,800 shares of Common Stock have been issued pursuant
-------
to the exercise of Incentive Stock Options, (ii) 738,500 Incentive Stock Options are issued and outstanding and (iii) 133,700 Incentive Stock Options are available for issuance under the Incentive Stock Option Plan.

            (b) The Company's Non-Qualified Stock Option Plan authorizes it to issue options to purchase up to an aggregate of 375,000 shares of Common Stock (singularly a "Non-Qualified Stock Option" or collectively the "Non-Qualified
               --------------------------                       -------------
Stock Options"), of which (i) 244,400 shares of Common Stock have been issued
-------------
pursuant to the exercise of Non-Qualified Stock Options, (ii) 129,500 Non-Qualified Stock Options are issued and outstanding and (iii) 1,100 Non-Qualified Stock Options are available for issuance under the Non-Qualified Stock Option Plan.

            (c) The Company's 1996 Warrant Plan (the "Warrant Plan") authorizes
                                                      ------------
it to issue warrants to purchase up to an aggregate of 200,000 shares of Common Stock (singularly a "Warrant" or collectively the "Warrants"), of which (i)
                     -------                       --------
30,000 Warrants are issued and outstanding and (ii) 170,000 Warrants are available for issuance under the Warrant Plan.

            (d) The Company has issued warrants outside the Warrant Plan to purchase up to an aggregate of 70,000 shares of Common Stock of which (i) 30,000 shares of Common Stock have been issued pursuant to the exercise of such warrants, and (ii) warrants are issued and outstanding to purchase 40,000 shares of Common Stock.

            (e) Exhibit B hereto sets forth a true and complete list of all
                ---------
holders of all issued and outstanding Incentive Stock Options and Non-Qualified Stock Options as of the date hereof, including the name of the holder, the number of Incentive Stock Options and/or Non-Qualified Stock Options held by such holder and the expiration date and current exercise price thereof. Exhibit
                                                                        -------
C hereto sets forth a true and complete list of all holders of all issued and
-
outstanding warrants to purchase shares of capital stock of the Company as of the date hereof, including the name of the holder, the number of warrants held by such holder, and the current exercise price thereof. The Company is not obligated to issue any additional Incentive Stock Options, Non-Qualified Stock Options or warrants to purchase shares of capital stock of the Company as of the date hereof.

     2.05.   Subsidiaries; Investments. The Company's direct and indirect
             -------------------------
subsidiaries are listed on Schedule 2.05 attached hereto (collectively, the
                           -------------
"Subsidiaries" and, individually, each a "Subsidiary"). The Company's
 ------------                             ----------
investments in any other corporation or business entity are listed on Schedule
                                                                      --------
2.05. Each Subsidiary is a duly incorporated, validly existing corporation or
----
other business entity in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Except as disclosed on
Schedule 2.05, all of the outstanding shares of capital stock, shares or other
-------------
equity ownership interest of each Subsidiary are owned beneficially and of record by the persons indicated on such schedule, free of any lien, restriction or encumbrance, other than restrictions under federal, state or foreign securities laws and said shares have been duly and validly issued and are outstanding, fully paid and nonassessable. There are no outstanding warrants, options, pre-emptive rights or other rights to purchase or acquire any of the shares of capital stock, shares or other ownership interests of any Subsidiary, or any outstanding securities convertible into such shares or ownership interests, outstanding warrants, options or other rights to acquire any such convertible securities. Except as set forth on Schedule 2.05, there are no
                                               -------------
restrictions on the transfer of any Subsidiary's capital stock, shares or other ownership interests, other than under applicable federal, state or foreign securities laws.

     2.06.   Authority. Subject to the satisfaction of the requirements set
             ---------
forth on Schedule 2.06 attached hereto, the Company has full right, authority
         -------------
and power to execute, deliver and perform this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company is required in connection therewith.

     Subject to the satisfaction of the requirements set forth on Schedule 2.06,
                                                                  -------------
this Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). Subject to the satisfaction of the requirements set forth on Schedule
                                                                      --------
2.06, the execution, delivery and performance by the Company of this Agreement
----
and each such other agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement:

             (a) do not and will not violate any provision of the Company's Certificate of Incorporation or by-laws as amended, or the charter or by-laws of any Subsidiary;

             (b) do not and will not (i) conflict with or violate any laws or statutes of the United States, or any state or other jurisdiction applicable to the Company or any Subsidiary, (ii) conflict with, violate or result in a breach of or constitute a default under any judgment, order, decree, injunction, ruling or regulation of any federal, state, municipal or foreign entity, agency, court or other governmental authority (each, a "Governmental Entity") to which the
                                          -------------------
Company or any Subsidiary or any assets or properties of the Company or any Subsidiary are subject or (iii) require the Company or any Subsidiary to give any notice to, or obtain any authorization, approval, consent or waiver of, or make any filing with, any third party (including, without limitation, any Governmental Entity) that has not been obtained or made, other than as set forth on Schedule 2.06, such filings or permits as may be required under any
             -------------
applicable antitrust laws of foreign jurisdictions ("Foreign Antitrust Laws"),
                                                     ----------------------
the Securities Act of 1933, as amended, state securities or blue sky laws, or similar laws of any other jurisdiction, except, in each case, for such conflicts, violations, breaches, defaults or failures which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect; and

            (c) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of (in each case, with or without the lapse of time or the giving of notice or both) any indenture, note or loan or credit agreement or any other material agreement, understanding, arrangement, commitment, contract, instrument, mortgage, lien, lease, sublease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the Company or any Subsidiary is bound or to which the Company, any Subsidiary or the property or material assets of the Company or any Subsidiary are subject, except for such breaches, defaults, accelerations or rights of termination which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect, or result in the creation or imposition of any Encumbrances (as defined below) other than Permitted Encumbrances (as defined below) on any of the assets, capital stock or properties of the Company or any Subsidiary.

     2.07.  Real and Personal Property. All of the real property owned or leased
            --------------------------
by the Company or any of its Subsidiaries is identified on Schedule 2.07
                                                           -------------
attached hereto (herein referred to as the "Owned Real Property" or the "Leased
                                            -------------------
Real Property," as the case may be, as shown on such Schedule 2.07, or
                                                     -------------
collectively as the "Real Property").
                     -------------

            (a) Title. Except as set forth on Schedule 2.07(a), the Company or
                -----                         ----------------
one of its Subsidiaries has good and marketable title to all Owned Real Property, free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, security interests, rights, judgments, encroachments, or other matters affecting title (collectively, "Encumbrances"),
                                                                ------------
other than the matters described in paragraphs (i) through (vi) below, none of which interfere in any material respect with the use and operation of the Owned Real Property as currently operated:

                (i) easements, covenants, restrictions (including, without limitation, use and zoning restrictions), encroachments and similar encumbrances that do not materially interfere with the use of the Owned Real Property as currently used and improved or pursuant to any expansion plans;

                (ii)  the Mortgage and Security Agreement listed as item (b) in
     Schedule 2.07(a) and, with respect to that portion of the Owned Real
     ----------------
     Property described in the Specimen Owner's Policy of Title Insurance attached to Schedule 2.07(a) as Exhibit 2.07(a)-1, such title matters or
                 ----------------    -----------------
     exceptions as are disclosed in such Specimen Policy, and as to the remainder of the Owned Real Property (the "No Title Work Parcels"), such
                                                ---------------------
     matters recorded in the appropriate land records office as will be disclosed to Buyer as soon as the title report thereon is completed;

               (iii) the lien, if any, for real estate taxes not yet due and payable on the date of this Agreement;

               (iv)  the Permitted Encumbrances (as defined below);

               (v) provisions of existing building, zoning and other applicable laws, rules, ordinances and regulations that do not materially interfere with the use as a matter of right (however, a legally non-conforming use or structure shall not be deemed to interfere with such use) of the Owned Real Property as currently used and improved or pursuant to any expansion plans duly adopted by the Company and disclosed to Buyer in writing; and

               (vi) any liens for municipal betterments contemplated and assessed after the date of this Agreement.

     "Permitted Encumbrances" shall mean those Encumbrances which: (a) arise by
      ----------------------
operation of law or by any Governmental Entity for Taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings and as disclosed by the Company to Buyer in writing; (b) unrecorded statutory carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Encumbrances resulting from liabilities arising and anticipated to be paid in the ordinary course of business and which do not exceed $100,000 in the aggregate; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (d) deposits to secure the performance of any or all of the following: bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar Encumbrances on real property incurred in the ordinary course of business; (f) liabilities that will be satisfied by the Company at Closing or assumed by Buyer at Closing; (g) matters approved by Buyer; or (h) title exceptions created directly by any act or omission of Buyer or its representatives, agents, employees or invitees.

     The Company has no knowledge of any reason why Buyer will not be able to obtain title insurance at Buyer's sole cost and expense for the Owned Real Property or the Leased Real Property (except to the extent that recording of any lease is prohibited under the terms of such lease) at customary rates; provided,
                                                                       --------
however, that the No Title Work Parcels may not have access to a public way, and
-------
accordingly, insurance as to access may not be obtainable.

               (b)   Status of Leases. All leases, including without limitation
                     ----------------
all amendments, translations, modifications, exhibits, and schedules relating thereto, for the Leased Real Property are identified on Schedule 2.07(b). True,
                                                        ----------------
correct and complete copies of the leases for the Leased Real Property have been delivered to Buyer. Buyer acknowledges that an English translation of the base form of lease for the Netherlands property was delivered to Buyer by the Company. To the knowledge of the Company, none of the terms of the lease for the Netherlands property that are not translated into English materially adversely affect the Company's ability to use such Leased Real Property as currently used by the Company. Each of said leases is in full force and effect as to the Company's obligations and, to the Company's knowledge, is in full force and effect as to the obligations of each other party to such leases. To the knowledge of the

Company, the Company and its Subsidiaries hold enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor upon the expiration or termination of the lease and Encumbrances on the lessor's interest, except as set forth in Schedule 2.07(b). Neither the Company
                                          ----------------
nor any of its Subsidiaries is in material default under any of said leases, nor has any event occurred or shall occur under the Terms of this Agreement which, with notice or the passage of time, or both, or action taken under this Agreement, would, nor will the execution, delivery and performance by the Company of this Agreement, give rise to such a default or otherwise result in a termination of such lease. Except as set forth in Schedule 2.07(b), to the
                                                  ----------------
knowledge of the Company, none of the other parties to said leases is in material default thereunder and, to the knowledge of the Company, there is no event which, with notice or the passage of time, or both, would give rise to such a default.

            (c)  Consents. Except as set forth on Schedule 2.07(c), no approval
                 --------                         ----------------
or consent is required to consummate the transactions contemplated by this Agreement from the other parties to any lease for the Leased Real Property or from the holder of any Encumbrance on any Owned Real Property.

            (d)  Condition of Real Property. To the knowledge of the Company and
                 --------------------------
except as set forth on Schedule 2.07(d), there are no defects in the physical
                       ----------------
condition of any land, buildings or improvements constituting part of the Owned Real Property, including, without limitation, structural elements, mechanical systems, parking and loading areas, if any, which materially and adversely impact or could reasonably be expected to materially and adversely impact the use and operation of the Owned Real Property as currently used. To the knowledge of the Company, all (A) public utilities, including water, electric, stormwater drainage, sewage or subsurface disposal systems, required for the normal operation of the Company's business, connect into the Real Property through adjoining public highways or, if they pass through adjoining private land, do so in accordance with valid easements, permits and licenses, (B) installation and connection charges due and payable with respect thereto have been paid in full or security provided for, and (C) such utilities are sufficient for the operation of the Company's business in the ordinary course as currently operated. To the Company's knowledge, all improvements forming a part of any of the Owned Real Property and used in the operation of the Company's business are located wholly within the boundaries of such Owned Real Property, as applicable, and do not encroach in any material respect upon any recorded or unrecorded easement or right-of-way affecting any of such Owned Real Property, or upon any adjoining lands. To the Company's knowledge, there is no encroachment onto any of the Owned Real Property by buildings or improvements owned by the owners of adjoining lands that would have a material adverse effect on the operation of the Company's business as currently operated. Each parcel of Owned Real Property, and to the knowledge of the Company, each Leased Real Property, used in the Company's business and operations is being used for purposes permitted as a matter of right under the applicable zoning ordinances in effect in the jurisdiction in which such parcel is located. To the knowledge of the Company, all such buildings or improvements which comprise the Owned Real Property are and have been maintained in generally good operating condition and repair and in a condition which provides for the normal operations of such item (ordinary wear and tear excepted). To the Company's knowledge, all licenses, permits, authorizations and approvals necessary for the use and operation of the Real Property by the Company as currently operated have been validly issued and are in good standing and shall remain so upon consummation of the transactions contemplated by this Agreement. All charges and fees for such have been paid in full with respect to the Owned Real Property, and to the knowledge of the Company, have been paid in full with respect to the Leased Real Property. The Company has received no written notice (and otherwise has no actual knowledge) that there exists any condition at the Real Property that violates any applicable state or federal law, statute, ordinance, code, order, rule or regulation.

            (e) Personal Property. The Company and the Subsidiaries own or lease
                -----------------
all machinery, equipment and other tangible assets currently used in the conduct of their business as presently conducted. Except as specifically disclosed in
Schedule 2.07(e) or in the Base Balance Sheet (as hereinafter defined), the
----------------
Company and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, conditional sale agreement or lien except as specifically disclosed in Schedule 2.07(e) or in the
                                                      ----------------
Base Balance Sheet. Except as otherwise specified in Schedule 2.07(e) hereto,
                                                     ----------------
all leasehold improvements, furnishings, machinery and equipment of the Company and each of its Subsidiaries are in good repair (ordinary wear and tear excepted).

     2.08.  Financial Statements.
            --------------------

            (a) The Company has delivered to Buyer the following financial statements, true, correct and complete copies of which are attached hereto as
Schedule 2.08(a):
----------------

               (i) Consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2000 and statements of income and retained earnings and statements of cash flows for the year then ended together with notes thereto, which statements are audited by PricewaterhouseCoopers LLP, independent public accountants (the "Audited Financial Statements");
                                          ----------------------------

               (ii) Unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2001 (the "Base Balance Sheet");
                                                 -------------------

               (iii) Unaudited consolidated statements of income of the Company and its Subsidiaries for the nine-month period ended September 30, 2001 (the "Base Income Statement"); and
           ---------------------

               (iv) Unaudited consolidated statements of cash flows of the Company and its Subsidiaries for the nine-month period ended September 30, 2001 (the "Base Cash Flow Statement").
                ------------------------

     Subject to the absence of footnotes and customary year-end audit adjustments which will not be material in the aggregate with regard to the Base Balance Sheet, Base Income Statement and Base Cash Flow Statement, the Audited Financial Statements, Base Balance Sheet, Base Income Statement and Base Cash Flow Statement have been prepared using the Company's past practices and procedures in accordance with GAAP consistently applied throughout the relevant periods and the Audited Financial Statements and the other financial statements described in (ii) and (iii) present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries, as applicable, at the dates of said statements and for the periods covered thereby.

            (b) As of the date hereof and as of the Closing, all material liabilities of the Company and its Subsidiaries have been (i) stated or adequately reserved against on the Base Balance Sheet or disclosed in the notes thereto, (ii) reflected on Schedule 2.08(b) attached hereto or the other
                           ----------------
Schedules furnished to Buyer hereunder on the date hereof, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business consistent with the terms of this Agreement.

     2.09.  Taxes. Except as disclosed in Schedule 2.09 attached hereto,
            -----

            (a) each of the Company and its Subsidiaries, including any predecessors thereof, has (i) duly and timely filed (or there have been filed on its behalf) with the appropriate governmental authorities all material Tax Returns (as defined below) required to be filed by it on or prior to the date hereof, and (ii) duly paid in full or made provision on the books and records of the Company or its Subsidiaries, as the case may be, in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all Taxes (as defined below) owed by it for all periods ending through the date hereof, whether or not shown on any Tax Return;

            (b) each of the Company and its Subsidiaries, including any predecessors thereof, has withheld and paid over to the appropriate governmental authority all material Taxes that it was required to withhold, and has complied with all applicable laws, rules and regulations relating to information reporting and backup withholding of material Taxes, including, without limitation, maintenance of required records with respect thereto;

            (c) there are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable, and no portion of any real estate Taxes has been deferred or otherwise delayed in payment;

            (d) there are no pending or threatened audits, actions, proceedings, investigations, legal proceedings, disputes or written claims with respect to Taxes of the Company or any of its Subsidiaries, including any predecessors thereof ("Audits"), and neither the Company nor any of its
                       ------
Subsidiaries has received any written notice of any such Audits;

            (e) none of the Tax Returns filed by the Company or any of its Subsidiaries or material Taxes payable by the Company or any of its Subsidiaries have been the subject of an Audit;

            (f) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force;

            (g) neither the Company nor any of its Subsidiaries has received written notice of any claim made by a governmental authority in a jurisdiction where the Company or any of its Subsidiaries, as applicable, does not file a Tax Return, that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction;

                (h) the Company and each of its Subsidiaries has delivered or made available to Buyer complete and accurate copies of all federal income Tax Returns of the Company or any of its Subsidiaries for all tax years ending on or after March 31, 1998;

                (i) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes and neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated federal income Tax Return (other than the group the common parent of which is the Company) or (ii) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

                (j) neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations;

                (k) neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date hereof or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger;

                (l) neither the Company nor any of its Subsidiaries is subject to any adjustments under Section 481 of the Code and there has been no change of control of the Company or any of its Subsidiaries for purposes of Section 382 of the Code, other than as noted in the Audited Financial Statements; and

                (m) there is no instrument which is necessary to establish the Company's or each of its Subsidiaries' title to any right or asset which is liable to stamp duty in the United Kingdom or elsewhere but which has not been duly stamped or which would attract stamp duty if brought within the relevant jurisdiction. The Company and each of its Subsidiaries has duly paid all stamp duty and stamp duty reserve tax to which it is, has been or may be made liable and there is no liability to any penalty in respect of such duty or tax nor are there any circumstances or transactions to which the Company is or has been a party which may result in the Company becoming liable to such a penalty. No claim has been made by the Company or any of its Subsidiaries at any time during the period of three (3) years prior to the date hereof in respect of stamp duty relief under FA 1930 Section 42 or FA 1986 Section 75, 76 or 77.

                (n) As used herein:

                    (i)   "Taxes" means any and all federal, state, local,
                           -----
     foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation, or net worth, customs duties and taxes or other charges in the nature of excise, withholding, ad valorem or value added; and

                    (ii)  "Tax Return" means any return, report or similar
                           ----------
     statement (including the attached schedules) required to be filed with respect to Taxes, including, without limitation, any information return, claim for refund, amended return, or declaration of estimated Taxes.

     2.10. Inventories. All items in the inventories of the Company and its
           -----------
Subsidiaries (the "Inventory") reflected on the Base Balance Sheet or existing
                   ---------
at the date hereof (including, without limitation, raw materials, work in progress and finished goods), are of a quality and quantity saleable or usable in the ordinary course of business consistent with past practices and subject to the reserve reflected on the Base Balance Sheet. Said Inventories reflect write-downs or reserves in the case of items which are below standard quality or have become obsolete or unsaleable or unusable (except at prices less than cost) in the ordinary course of the business. There have been no material write-downs or reserves since the date of the Base Balance Sheet. Except as disclosed on
Schedule 2.10 attached hereto, all Inventory items are located on the premises
-------------
of the Owned Real Property or the Leased Real Property. Since the date of the Base Balance Sheet, no Inventory items have been sold, leased or disposed of, except through sales and leases in the ordinary course of business. The raw materials included in Inventory were purchased in the ordinary course of business at prices and in quantities consistent with past practices of the Company and the Subsidiaries.

     2.11. Absence of Certain Changes. Except as disclosed on Schedule 2.11
           --------------------------                         -------------
attached hereto, since the date of the Base Balance Sheet there has not been:

                (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company or any Subsidiary, which individually or in the aggregate and whether or not arising in the ordinary course of business, has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                (b) Any Encumbrance placed on any of the properties of the Company or any of its Subsidiaries (other than as disclosed on Schedule 2.07)
                                                               -------------
which remains in existence on the date hereof or will remain on the Closing
Date;

                (c) Any obligation or liability relating to the conduct of the business of the Company or any of its Subsidiaries incurred by the Company or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with past practices;

                (d) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices;

                (e) Any damage, destruction or loss, whether or not covered by insurance, which has had a Company Material Adverse Effect;

                (f) Any declaration, setting aside or payment of any dividend by the Company or any of its Subsidiaries, or the making of any other distribution in respect of the capital stock, or other ownership interests, of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of its own capital stock, or other ownership interests;

                (g) Any claim of unfair labor practices involving the Company or any of its Subsidiaries, any change in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                (h) Any obligation or liability incurred by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                (i) Any change in accounting methods or practices (other than changes required by GAAP) or any material change in credit practices or collection policies used by the Company or any of its Subsidiaries; or

                (j) Any other transaction or agreement entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business.

          2.12. Ordinary Course. Since the date of the Base Balance Sheet,
                ---------------
except as otherwise described on Schedule 2.12 attached hereto, the Company and
                                 -------------
each of its Subsidiaries has conducted its business only in the ordinary course.

          2.13. Intellectual Property.
                ---------------------

                (a) Set forth on Schedule 2.13 is a true and complete list, with
                                 -------------
a brief description of each, including, where relevant, the applicable jurisdiction, the registration number or application number, the date issued and/or filed, of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, logos and registered copyrights owned by or registered in the name of the Company or any of its Subsidiaries (the "Registered Intellectual Property"). The Company and its Subsidiaries own or
 --------------------------------
possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, logos, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, the "Intellectual
                                                                    ------------
Property") necessary to the conduct of their business as conducted as of the
--------
date hereof. No claim is pending or, to the knowledge of the Company, threatened and neither the Company nor any of its Subsidiaries has received written notice to the effect that: (i) the Company or any of its Subsidiaries infringes upon, misappropriates or conflicts with the asserted rights of any other person or entity under any Intellectual Property; or (ii) the Company's interest in any Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or which the Company or any of its

Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company and its Subsidiaries. The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all technical information developed by and belonging to the Company that has not been patented. Except as set forth on Schedule 2.13, the Company has not granted or
                                 -------------
assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company or its Subsidiaries.

                (b) Except as set forth in Schedule 2.13, all Registered
                                           -------------
Intellectual Property developed by or for the Company or its Subsidiaries was conceived, invented, reduced to practice, reduced to tangible form, written or otherwise created solely by either (i) employees of the Company or its Subsidiaries acting within the scope of their employment, or (ii) persons or entities who have executed a written assignment that irrevocably assigns and transfers all right, title and interest in and to such Registered Intellectual Property (including the right to seek past and future damages with respect to such Registered Intellectual Property) to Company and its Subsidiaries, and Company or its Subsidiaries are the sole and exclusive owner(s) of such Registered Intellectual Property. Except as set forth on Schedule 2.13, the
                                                         -------------
Company and its Subsidiaries have recorded each such patent assignment with the relevant governmental authorities, including, without limitation, the United States Patent and Trademark Office (the "PTO") or its equivalent in any relevant
                                         ---
foreign jurisdiction.

                (c) Except as set forth in Schedule 2.13, neither the Company
                                           -------------
nor any of its Subsidiaries has granted any license or other right to use any Registered Intellectual Property, whether or not requiring the payment of royalties, and no third party has any right to use any of the Registered Intellectual Property. To the actual knowledge of the Company (without further inquiry or investigation), no person or entity is infringing upon any of the Company's or any of its Subsidiaries' rights to the Registered Intellectual Property. Neither the Company nor any of its Subsidiaries has received written notice of infringement upon, misappropriation of or conflict with any asserted right of any third party (including, without limitation, any employee or former employee of the Company or any of its Subsidiaries) under any Registered Intellectual Property.

                (d) Except as set forth in Schedule 2.13, none of the Registered
                                           -------------
Intellectual Property is subject to the payment of any registration, maintenance or renewal fees or taxes or actions and/or responses falling due within ninety
(90) days following the date hereof.

          2.14. Material Contracts. Except for contracts, commitments, plans,
                ------------------
agreements, arrangements, understandings and licenses, whether written or oral, which are reasonably described on Schedule 2.14 attached hereto (the
                                  -------------
"Contracts"), neither the Company nor any of its Subsidiaries is a party to or
 ---------
subject to: (a) any contract materially limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any other person; (b) any contract not entered into in the ordinary course of business and which involves payment or the right to receive by the Company or any of its Subsidiaries of $50,000 or more in any calendar year, which is not cancelable without penalty within sixty (60) days and the duration of which is greater than one year; (c) any material license agreement, whether as licensor or licensee; (d) any note, bond, indenture, credit facility, mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for money borrowed or a security interest in or mortgage on the material assets of the Company or any Subsidiary; (e) any warranty, indemnity or guaranty issued by the Company or any Subsidiary (other than customary product warranties provided by the Company in the ordinary course of business); (f) any contract granting to any third party the right to use any material real or personal property or property right of the Company, including any lease; (g) any joint venture agreement; (h) any contract with any manufacturer or distributor of products of the Company or any Subsidiary which is not cancelable without penalty upon ninety (90) days' notice or less; or (i) any contract granting to a third party the right to any royalty, profit sharing, management fee or any other similar contract. Except as set forth in Schedule
                                                                     --------
2.14, each Contract is in full force and effect with respect to the Company and
----
any Subsidiary and, to the Company's knowledge, with respect to any other party thereto, and there are no disputes or disagreements between the Company or any Subsidiary, on the one hand, and any other party, on the other hand, with respect to any Contract which could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in material default under any Contract or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would constitute a default.

          2.15. Litigation. Except for (a) matters described on Schedule 2.15
                ----------                                      -------------
attached hereto, (b) matters individually involving a claim against the Company or any of its Subsidiaries of less than $100,000, and (c) matters involving claims by multiple claimants which are affiliates of each other aggregating with respect to each such group of affiliates less than $100,000, there are no suits, actions, proceedings (including, without limitation, arbitration or administrative proceedings), claims or governmental investigations or audits (a) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective material properties or assets, (b) pending or, to the knowledge of the Company, threatened against, relating to or involving any of the officers, directors or employees of the Company or its Subsidiaries in connection with the business of the Company or its Subsidiaries, or (c) pending or, to the knowledge of the Company, threatened challenging the validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby. Except as set forth on
Schedule 2.15, there is no material judgment, order, writ, injunction, decree or
-------------
award (whether issued by a court, an arbitrator, a Governmental Entity thereof or otherwise) to which the Company or any Subsidiary is a party, or involving the material properties or assets of the Company or any Subsidiary, which is unsatisfied or which requires continuing compliance therewith by the Company or any Subsidiary.

          2.16. Compliance with Laws.
                --------------------

                (a) Except as set forth on Schedule 2.16 attached hereto, the
                                           -------------
Company and each of its Subsidiaries has complied during the past three (3) years in all material respects and is in compliance in all material respects with all applicable laws, statutes, edicts, ordinances, orders, judgments, decrees, rules and regulations promulgated by any Governmental Entity which apply to the Company or its Subsidiaries or to the conduct of its or their business, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Schedule 2.16, neither the Company nor any of its
                       -------------
Subsidiaries has received written notice of a material violation or alleged violation of any such law, statute, edict, ordinance, order, rule or regulation which matter has not been resolved by appropriate action.

                (b) Section 2.16 above does not apply to (i) any environmental laws, statutes, edicts, ordinances, regulations or by-laws promulgated by any Governmental Entity, for which Section 2.24 hereof applies or (ii) any labor and employment laws, statutes, edicts, ordinances, orders, judgments, decrees, rules or regulations promulgated by any Governmental Entity, for which Section 2.26 hereof applies.

          2.17. Insurance. Schedule 2.17 hereto sets forth a true, correct and
                ---------  -------------
complete list of all insurance policies carried by, or covering, the Company or its Subsidiaries with respect to their respective businesses or in which the Company or any Subsidiary is named as a beneficiary. A declarations page or insurance binder relating to each such policy will be delivered to Buyer prior to Closing. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. There are no pending or, to the Company's knowledge, threatened material claims under any of the Company's or its Subsidiaries' insurance policies. The Company has maintained similar insurance policies at all times during the past three (3) years in levels and terms in the aggregate not substantially less favorable to the Company than those currently maintained.

          2.18. Warranty Claims. There are no pending or, to the knowledge of
                ---------------
the Company, threatened product liability, warranty or other similar claims against the Company or any of its Subsidiaries for products or services which are defective or fail to meet any product or service warranties except claims
(i) which individually involve a claim against the Company or any of its Subsidiaries of less than $100,000, (ii) by any single customer which in the aggregate amount to less than $100,000, (iii) which have been disclosed on
Schedule 2.18 attached hereto, or (iv) which have been disclosed or reserved
-------------
against in the Base Balance Sheet. During the three (3) year period prior to the date hereof, neither the Company nor any Subsidiary has paid any material warranty claims.

          2.19. Finder's Fee. Except as set forth on Schedule 2.19 attached
                ------------                         -------------
hereto, neither the Company or any of its Subsidiaries nor any Stockholder has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

          2.20. Permits.
                -------

                (a) The Company and each of its Subsidiaries have obtained all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state, local or foreign
                    ---------
authorities necessary for the conduct of its business, except for such Approvals the absence of which could not reasonably be expected to have a Company Material Adverse Effect. All such Approvals are valid and in full force and effect, and the Company and each of its Subsidiaries are operating in all material respects in compliance therewith.

                (b) Section 2.20 above does not apply to any environmental permits, registrations, licenses, franchises, certifications and other approvals, for which Section 2.24 hereof applies.

     2.21.  Copies of Documents. The copies of the corporate records of the
            -------------------
Company and each of its Subsidiaries, as made available to Buyer for review, are true and complete copies of the originals of such documents; provided, that such
                                                             --------
records do not include minutes of the board of directors of the Company relating to the solicitation of bids and the negotiation of the transactions contemplated by this Agreement.

     2.22.  Transactions with Interested Persons. No stockholder, officer or
            ------------------------------------
director of the Company or of any of its Subsidiaries nor, to the knowledge of the Company, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company or any of its Subsidiaries, or any organization which has a material contract or arrangement with the Company or any of its Subsidiaries. Except as set forth on Schedule 2.22 attached hereto, there are no
                                     -------------
loans, leases, trusts or other continuing transactions between the Company or any of its Subsidiaries and any present, or former, stockholder, director, officer or, to the knowledge of the Company, any member of such stockholder's, director's, officer's or employee's immediate family, or any business organization controlled by any such stockholder, director, officer, employee or his or her immediate family as they relate to the business of the Company and its Subsidiaries.

     2.23.  Employee Benefit Programs.
            -------------------------

           (a) For purposes of this Agreement, "Benefit Plan" means each and
                                                ------------
every employment agreement, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave, layoff, severance, separation, vacation, dependent care, legal service, cafeteria, life, health, accident, disability or other employee benefit plan, practice, policy, agreement or arrangement of any kind, whether written or oral, including, without limitation, any "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");
                                                                  -----
"ERISA Affiliate" means, with respect to any entity (i) a member of any
 ---------------
"controlled group" (as defined in section 414(b) of the Code) of which that entity is also a member, (ii) a trade or business, whether or not incorporated, under common control (within the meaning of section 414(c) of the Code) with that entity, or (iii) a member of any affiliated service group (within the meaning of section 414(m) of the Code) of which that entity is also a member. For purposes of this Section 2.23, an entity "maintains" an employee benefit
                                              ---------
plan if such entity sponsors, contributes to, or provides benefits under such employee benefit plan, or has any obligation by agreement to contribute to or provide benefits under such employee benefit plan, or if such employee benefit plan provides benefits to or otherwise covers employees of such entity, or their spouses, dependents or beneficiaries.

           (b) Schedule 2.23 attached hereto sets forth a complete list of all
               -------------
Benefit Plans maintained by the Company, its Subsidiaries and/or any ERISA Affiliate thereof (the "Benefit Plans").
                        -------------

           (c) The Company has delivered or made available to Buyer or its representatives a correct and complete copy of each such written Benefit Plan and all amendments thereto, as applicable, including related trust agreements, annuity contracts, insurance contracts, current summary plan descriptions, the most recent IRS determination letter

(if any), and the most recent IRS Form 5500 Annual Report and any applicable schedules thereto (if any).

          (d) To the best of its knowledge, the Company believes that each Benefit Plan that is intended to meet the requirements of section 401(a), 401(f), or 403(a) of the Code has been administered in all material respects to meet such requirements and has received a favorable determination letter from the IRS which remains in effect on the date hereof, and no determination letter with respect to any Benefit Plan has been revoked nor has revocation been threatened, nor has any Benefit Plan been amended since the date of its most recent determination letter or application therefore in any respect which would adversely affect its qualification or materially increase its cost, nor has any Benefit Plan been amended in a manner that would require security to be provided in accordance with section 401(a)(29) of the Code.

          (e) To the best of the Company's knowledge, each Benefit Plan that provides medical benefits has been operated in compliance with all requirements of sections 601 through 734 of ERISA and either (i) section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) or (ii) section 4980B of the Code and regulations thereunder (after 1988). To the best of the Company's knowledge, there are no claims for coverage under sections 601 through 608 of ERISA that impose any liability on the Company, and the Company has or upon Closing will have offered "continuation coverage" to all qualified beneficiaries under its health plans to the extent required by law.

          (f) Except as set forth in Schedule 2.23, each Benefit Plan has been
                                     -------------
administered to be in compliance in all material respects with the presently applicable provisions of ERISA and the Code, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under ERISA and the Code. Each of the Benefit Plans has been administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision. All material reports and similar documents required to be distributed to any participant or beneficiary of a Benefit Plan have been duly and timely distributed.

          (g) Neither the Company nor any ERISA Affiliate employs any employees for whom the employer is subject to a duty to bargain with a labor organization.

          (h) Neither the Company nor any ERISA Affiliate maintains or otherwise has any liability with respect to (or has ever maintained or otherwise had any liability with respect to) any plan or arrangement subject to Title IV of ERISA, including (without limitation) any "multiemployer plan" as defined in section 3(37) of ERISA.

          (i) To the best of the Company's knowledge, no "prohibited transaction," as defined in section 406 of ERISA or section 4975 of the Code, has occurred with respect to any Benefit Plan that would result in a material liability to the Company under section 406 of ERISA or section 4975 of the Code.

           (j) Except as set forth in Schedule 2.23, no benefit that is or may
                                      -------------
become payable by any Benefit Plan as a result of, or arising under, this Agreement shall constitute an "excess parachute payment" (as defined in section 280G(b)(1) of the Code) that is subject to the imposition of an excise tax under section 4999 of the Code or that would not be deductible by reason of section 280G of the Code.

           (k) Except as set forth in Schedule 2.23, no employee of the Company
                                      -------------
or any Subsidiary will be entitled to any additional benefits from Buyer or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

           (l) There are no currently pending or, to the best of the Company's knowledge, threatened investigations by any governmental agency, claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits, or proceedings against or involving any of the Benefit Plans, or asserting any rights to, or claims for benefits under, any of the Benefit Plans, that could reasonably be expected to have a Company Material Adverse Effect.

           (m) The Company does not maintain or make contributions, nor does it have any commitments or material obligations arising under, any written plan or arrangement that provides post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits, except to the extent required by Part 6 of Title I of ERISA or similar applicable state laws.

     2.24. Environmental Matters. For purposes of this Section 2.24, (i)
           ---------------------
"Hazardous Material" shall mean any substance which may pose a threat to the
 ------------------
environment or to human health or safety, as defined or regulated under any applicable Environmental Laws, including, without limitation, any hazardous waste, hazardous material, hazardous substance, petroleum product, used and waste fuel, oil, toxic substance, pollutant, contaminant, or radioactive waste; and (ii) "Environmental Law" shall mean any environmental statute, regulation,
          -----------------
ordinance, or by-law adopted or enacted at the federal, state, or local level. Except as set forth on Schedule 2.24 attached hereto:
                       -------------

           (a) The Company and each of its Subsidiaries hold and are in material compliance with all environmental permits, certificates, licenses, approvals, registrations, and authorizations ("Environmental Permits") required under all
                                    ---------------------
Environmental Laws in connection with its business, and all of such Environmental Permits are in full force and effect. All such material Environmental Permits are listed on Schedule 2.24(a). The Company and each of
                                    ----------------
its Subsidiaries has complied during the past three (3) years in all material respects with, and is not in material violation of, the applicable environmental statutes, rules, regulations, ordinances, and orders of any Governmental Entity, including those relating to Hazardous Material, as defined herein.

           (b) The Company and its Subsidiaries have not received any request for information, notice of claim, demand, or other written notification that it is or may be potentially responsible with respect to any investigation or cleanup of and threatened or actual release of any Hazardous Material.

           (c) The Company and its Subsidiaries have not treated, stored for more than 90 days, recycled, or disposed of any Hazardous Material on any property now owned, operated, or leased by the Company or any Subsidiary in material violation of any Environmental Law, except where such violation would not have, individually or in the aggregate, a Company Material Adverse Effect.

           (d) No polychlorinated biphenyls ("PCBs") or friable asbestos are
                                              ----
present at any property now owned or leased by the Company or any Subsidiary, nor are there any underground storage tanks, active or abandoned, at any property now owned or leased by the Company or any Subsidiary.

           (e) No Hazardous Material transported for the Company or any Subsidiary has come to be located at any site which is listed on the National Priorities List (the "NPL") promulgated pursuant to the Comprehensive
                      ---
Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), CERCLIS, or any equivalent list of sites for cleanup under a state
  ------
"Superfund" program.

           (f) Except as authorized by law or a permit issued by a Governmental Entity, the Company and its Subsidiaries have not released, spilled, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped, or disposed of any Hazardous Material ("Released") into soil, sediment, groundwater
                                     --------
or surface water at any property now owned or leased by the Company or any Subsidiary, and no such property is listed on the NPL, CERCLIS, or any equivalent list of sites under a state "Superfund" program.

           (g) There are no environmental liens recorded on any properties owned by the Company or any Subsidiary.

           (h) The Company has provided or made available to Buyer all reports concerning environmental conditions on any property now owned or leased by the Company or any Subsidiary, including any ASTM "Phase I" or "Phase II" assessments.

           (i) No consent, approval, or authorization of, or registration of filing with any environmental governmental authority or regulatory agency is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.25. List of Directors and Officers. Schedule 2.25 attached hereto
           ------------------------------  -------------
contains a true and complete list of all current directors and officers of the Company and each of its Subsidiaries.

     2.26. Employees; Labor Matters. Neither the Company nor any Subsidiary is
           ------------------------
delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it through the date hereof or amounts required to be reimbursed to such employees. To the knowledge of the Company, except as set forth on Schedule 2.26
                                                                   -------------
attached hereto, there are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company or any of its Subsidiaries. To the knowledge of the Company, except as set forth on Schedule 2.26, there are no
                                                     -------------
formal grievances, complaints or charges that have been filed against the Company or any of its Subsidiaries with any federal, state or local court or governmental agency (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) and, to the knowledge of the Company, there is no arbitration or similar proceeding pending and no claim therefor has been asserted. None of the Company's or any of its Subsidiaries' employees are represented by a collective bargaining agent and no collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company or any of its Subsidiaries in respect of its employees.

     The Company and its Subsidiaries are in compliance with all labor and employment related statutes, ordinances, orders, judgments, decrees, rules and regulations applicable to the Company and its Subsidiaries and promulgated by any federal, state, municipal or foreign entity, agency, court or other governmental authority (including all laws, regulations and orders relating to wages, hours, employment loss under the Worker Adjustment and Retraining Notification Act (the "WARN Act"), employment discrimination, workplace safety
                       --------
and health, workers' compensation, the collection and payment of withholding and/or social security taxes and visas), except where failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect.

     2.27. Backlog. As of the date hereof, the Company and its Subsidiaries have
           -------
a backlog of orders for the sale of products of the Company and its Subsidiaries consistent with their prior practices, for which revenues have not been recognized, as set forth on Schedule 2.27 attached hereto.
                            -------------

     2.28. Customers, Distributors and Suppliers. Schedule 2.28 attached hereto
           -------------------------------------  -------------
sets forth any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounts for more than five percent (5%) of the sales of the Company and its Subsidiaries for the twelve
(12) months ended September 30, 2001 (each a "Customer" or "Distributor", as
                                              --------      -----------
applicable, and collectively, the "Customers and Distributors"). Schedule 2.28
                                   --------------------------    -------------
lists all of the suppliers of the Company and its Subsidiaries to whom during the twelve (12) months ended September 30, 2001 the Company or its Subsidiaries made payments aggregating Five Hundred Thousand Dollars ($500,000) or more, showing, with respect to each, the name and dollar volume involved (each a "Supplier" and collectively the "Suppliers"). The relationships with the
 --------                        ---------
Customers, Distributors and Suppliers are good commercial working relationships. Except as set forth on Schedule 2.28, no Customer, Distributor or Supplier has
                       -------------
canceled, materially modified, or otherwise terminated its relationship with the Company and its Subsidiaries, or has during the last twelve (12) months decreased materially its services, supplies or materials to the Company and its Subsidiaries or its usage or purchase of the services or products of the Company and its Subsidiaries and the Company has not received written notice (including, without limitation, written notice delivered by e-mail or other electronic means) of any such intent by a Customer, Distributor or Supplier to cancel, modify or terminate such relationship.

     2.29. Capital Expenditures. The aggregate amount of capital expenditures
           --------------------
required to be incurred in order to support a 3-shift SAW fabrication capacity of 4,040 wafers per month will not be greater than One Million Dollars ($1,000,000).

SECTION 3.  COVENANTS OF THE COMPANY.
            -------------------------

     3.01.  Making of Covenants and Agreements. The Company hereby makes the
            ----------------------------------
covenants and agreements set forth in this Section 3 and the Company will cause each of its Subsidiaries to comply with such agreements and covenants.

     3.02.  Conduct of Business. Except as set forth on Schedule 3.02 attached
            -------------------                         -------------
hereto, as contemplated by this Agreement or as agreed to by Buyer, the Company will and will cause each of its Subsidiaries to:

            (a) Conduct its business only in the ordinary course consistent with past practices and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

            (b) Refrain from making any change or incurring any obligation to make a change in its charter or bylaws (or comparable organizational documents) or authorized or issued capital stock or ownership interests;

            (c) Refrain from (i) declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock, shares or ownership interests, (ii) making any direct or indirect redemption, purchase or other direct or indirect acquisition of its stock or ownership interests or
(iii) issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class thereof;

            (d) Refrain from (i) prepaying any loans (if any) from its stockholders, shareholders, officers or directors or any company affiliated with any of the foregoing, (ii) making any change in its borrowing arrangements,
(iii) modifying, amending or terminating any of the Contracts except as specifically provided in this Agreement or in the ordinary course of business consistent with past practices, or (iv) waiving, releasing or assigning any material rights or claims;

            (e) Refrain from (i) changing financial or tax accounting policies, principles, practices or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) other than such changes required by GAAP or the Code or (ii) making, causing to be made or revoking any elections on tax returns of the Company or any Subsidiary other than as required by the Code or consistent with prior elections;

            (f) Pay all accounts payable in the ordinary course of business and in a manner consistent with past practice unless they are being disputed in good faith;

            (g) Refrain from authorizing any capital expenditures in excess of $500,000 in the aggregate or selling, pledging, disposing of or encumbering, or agreeing to sell, pledge, dispose of or encumber, any material assets or Real Property of the Company or any Subsidiary except for sales of inventory and products and repairs or similar capital expenditures relating to Real Property, in each case, in the ordinary course of business;

                (h) Refrain from acquiring (by merger, share exchange, consolidation, combination or acquisition of stock or assets) all or a material portion of another entity or entering into any contract with respect to any of the foregoing;

                (i) Except for any borrowing under any credit facility of the Company or any Subsidiary in existence as of the date hereof, refrain from incurring any indebtedness for borrowed money, issue any debt securities or enter into or modify in any material respect any contract with respect thereto;

                (j) Refrain from (i) entering into, amending or terminating (other than for cause) any employment or consulting agreement with any director, consultant or employee of the Company or any Subsidiary, (ii) amending any existing severance or termination arrangement in any manner which increases the obligations of the Company or any Subsidiary or (iii) entering into any new arrangements with respect to the grant or payment of any severance or termination pay;

                (k) Refrain from entering into, extending, renewing or amending any lease of real property or any capital lease;

                (l) Refrain from accelerating the collection of, or selling or otherwise transferring any accounts receivable;

                (m) Refrain from adopting, amending or terminating any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or officer of the Company or any Subsidiary, or withdrawing from any multi-employer plan so as to create any liability under Article IV of ERISA to any entity;

                (n) Refrain from writing down (or up) the value of any Inventory or writing off as uncollectible any accounts receivable;

                (o) Refrain from disposing of or permitting to lapse any right to the use of any Registered Intellectual Property, or disposing of or disclosing to any person any trade secret, formula, manufacturing process or know-how not heretofore a matter of public knowledge except in the ordinary course of business consistent with past practice;

                (p) Refrain from granting or extending any power of attorney or acting as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any person or entity;

                (q) Refrain from extending any credit in the sale of products or collection of accounts receivable except in the ordinary course of business consistent with past practice;

                (r) Maintain its corporate books, accounts and records in the usual, regular and ordinary manner on a basis consistent with past practice;

                (s) Refrain from adopting or amending in any material respect any collective bargaining agreement or Benefit Plan;

                (t) Refrain from granting any increase in compensation, or granting or making any bonus or other compensatory payments, to any director, officer, employee or consultant of the Company or any Subsidiary except in the ordinary course of business consistent with past practice;

                (u) Use commercially reasonably efforts to preserve intact the business organization of the Company and its Subsidiaries;

                (v) Use commercially reasonable efforts to keep available the services of the present officers and employees of the Company and its Subsidiaries;

                (w) Pay all material Taxes lawfully levied or assessed against the Company and its Subsidiaries when due, or make adequate reserves on its books and records in respect thereof, and file all material Tax Returns when due;

                (x) Perform in all material respects all of its obligations under all Contracts;

                (y) Keep in full force and effect all insurance policies listed on Schedule 2.17 or, if any of those insurance policies expire or terminate,
   -------------
obtain, and maintain policies of insurance substantially similar to those expired or terminated policies (both in terms of coverage and amount of coverage); and

                (z) Refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions.

          3.03. Consents and Approvals.
                ----------------------

                (a) Contracts listed on Schedule 2.14 with respect to which a
                                        -------------
consent or approval to the transactions provided for in this Agreement is required are designated with an asterisk (collectively, "Restricted Contracts").
                                                         --------------------
Notwithstanding any other provision of this Agreement, the Company will use commercially reasonable efforts (not involving the payment by the Company or any of its Subsidiaries of money to any party to any such Contract) to obtain the consents or approvals of third parties required under any Restricted Contract by reason of the transactions provided for in this Agreement. Nothing in this Agreement will constitute a transfer or an attempted transfer of any Restricted Contract which by its terms or under applicable law or governmental rules or regulations requires the consent or approval of a third party (including, without limitation, a governmental authority) unless such consent or approval shall have been obtained.

                (b) The Company shall use commercially reasonable efforts to obtain all authorizations, orders, consents and approvals necessary to the performance of its obligations under this Agreement and the transactions contemplated hereby and to avoid any breach, default, termination, acceleration or material adverse modification of any Contract, lease or permit as a result of, or in connection with, the execution, delivery and performance of this Agreement. As soon as reasonably practicable after the date hereof, except as otherwise provided in this Agreement, the Company shall make or file all filings, document submissions, applications, statements and reports to all foreign, federal or state government agencies or entities that are required to be made prior to the Closing Date by or on behalf of the Company or its Subsidiaries pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby.

                (c) The Company shall use its reasonable best efforts to obtain the consent of the Option Holders of one hundred percent (100%) of all outstanding Incentive Stock Options and Non-Qualified Stock Options to the amendment or termination of such stock options to permit treatment of such stock options as set forth in Section 1.05(b)(ii) hereof.

          3.04. Consummation of Agreement. The Company shall use commercially
                -------------------------
reasonable efforts to perform and fulfill, or cause to be performed or fulfilled, all conditions and obligations on the part of the Company and its Subsidiaries to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its Stockholders and board of directors and shall have all necessary documentation thereof promptly executed and recorded without additional cost or delay to Buyer.

          3.05. No Solicitation of Other Offers. Unless and until this Agreement
                -------------------------------
shall have been terminated, the Company will not and will not authorize or permit any of its directors, officers, Subsidiaries, employees or agents to, directly or indirectly, (i) take any action to directly or indirectly solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company, any merger or business combination with the Company or any public or private offering of interests in the Company (an "Acquisition Proposal"), (ii)
                                                  --------------------
furnish any information or afford access to the properties, books or records of the Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or (iii) otherwise cooperate in any way with, or assist or participate in discussions or negotiations, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing. The Company will promptly notify Buyer upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal (including the material terms and conditions thereof and the identity of the person making
it) or any request for information relative to the Company or for access to the properties, books and records of the Company.

          3.06. [Intentionally Omitted]

          3.07. Antitakeover Statutes. If any takeover statute becomes
                ---------------------
applicable to the Merger, the Company will take all commercially reasonable actions to consummate the transactions contemplated by this Agreement as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any takeover statute on the Merger.

          3.08. Access to Information. To the extent permitted by law, the
                ---------------------
Company will permit, and the Company will cause each Subsidiary to permit, representatives of Buyer (including, without limitation, outside counsel, financial advisers, and accountants) to have reasonable access upon prior notice of not less than one (1) business day to all premises, properties, personnel, books, records (including Tax records, but excluding personnel records other than personnel records relating to date of hire, compensation and pertinent accruals), contracts and documents of or pertaining to each of the Company and its Subsidiaries. The Company will furnish, and the Company will cause each Subsidiary to furnish, such persons with all financial, operating and other data and information as may be reasonably requested. and otherwise act to eliminate or minimize the effects of any takeover statute on the Merger.

          3.09. Stockholder Approval. As soon as reasonably practicable, the
                --------------------
Company shall either solicit the written consent of its stockholders or duly call, convene and hold a meeting of its stockholders and take such other action necessary to secure the the vote of its stockholders required by applicable law and the Certificate of Incorporation or bylaws in order to obtain the approval of this Agreement, the Merger and the other transactions contemplated hereby.



SECTION 4.      REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB.
                -----------------------------------------------

          4.01. Making of Representations and Warranties. As a material
                ----------------------------------------
inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and Sub hereby make the representations and warranties to the Company contained in this Section 4.

          4.02. Organization of Buyer and Sub.
                -----------------------------

                (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

                (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

          4.03. Authority of Buyer and Sub. Each of Buyer and Sub has full
                --------------------------
right, authority and power to execute, deliver and perform this Agreement and each agreement, document and instrument to be executed and delivered by Buyer or Sub pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Sub of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and Sub and no other action on the part of Buyer or Sub is required in connection therewith. This Agreement and each other agreement, document and instrument constitute, or when executed and delivered will constitute, valid and binding obligations of each of Buyer and Sub enforceable in accordance with their terms, except as limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance by Buyer and Sub of this Agreement and each such other agreement, document and instrument to be executed and delivered by Buyer or Sub pursuant to this Agreement:

                (a) do not and will not violate any provision of the articles of incorporation, as amended, or bylaws, as amended, of Buyer or the certificate of incorporation, as amended, or bylaws, as amended, of Sub;

                (b) do not and will not violate any federal, state, local or foreign laws applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any third party (including, without limitation, any Governmental Entity) which has not been obtained or made, other than such filings as may be required under Foreign Antitrust Laws; and

                (c) do not and will not result in a material breach of, constitute a material default under, accelerate any material obligation under or give rise to a right of termination under any indenture or loan agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer or Sub is party.

          4.04. Litigation. There is no litigation pending or, to Buyer's
                ----------
knowledge, threatened against Buyer or Sub which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

          4.05. Approvals and Consents. The only approvals or consents of
                ----------------------
persons and entities not a party to this Agreement that are legally or contractually required to be obtained by Buyer and/or Sub in connection with the consummation of the transactions contemplated by this Agreement are the filings under Foreign Antitrust Laws.

          4.06. Financing. Buyer has evidenced in a form satisfactory to Company
                ---------
sufficient funds or has legally binding commitments for sufficient funds to consummate the transactions contemplated by this Agreement.

          4.07. Finder's Fee. Buyer has not incurred or become liable for any
                ------------
broker's commission or finder's fee which would be payable by any Stockholder relating to or in connection with the transactions contemplated by this Agreement.

SECTION 5.      COVENANTS OF BUYER.
                ------------------

          5.01. Making of Covenants and Agreements. Buyer hereby makes the
                ----------------------------------
covenants and agreements set forth in this Section 5. For purposes of this
Section 5, the term "Buyer" shall include Sub.
                     -----

          5.02. Confidentiality. Buyer shall hold in strict confidence, and will
                ---------------
not use, any confidential or proprietary data or information obtained from the Company or any Subsidiary with respect to the Company's or any Subsidiary's business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the Company's industry, which is independently developed or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Buyer will return to the

Company all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents made available to Buyer in connection with the transaction. Notwithstanding the above, nothing in this Agreement shall restrict Buyer's reasonable compliance with its disclosure or other obligations under any federal or state law, rule or regulation to which Buyer is subject.

          5.03. Non-Solicitation. Buyer agrees that until the earlier of (i) the
                ----------------
Closing and (ii) the date which is two (2) years after the date of this Agreement, Buyer will not, without the prior written consent of the Company, directly or indirectly, solicit for employment or hire any employee of the Company with whom Buyer has had contact or who became known to Buyer in connection with its consideration of the transaction contemplated hereby; provided, however, that the foregoing provision will not prevent Buyer from (x)
--------  -------
employing any such person who contacts Buyer on his or her own initiative without any direct or indirect solicitation by or encouragement from Buyer, (y) advertising in connection with general solicitations for employment consistent with Buyer's past practice, or (z) taking such actions as may be reasonably necessary in connection with the satisfaction of the conditions to Closing set forth in Sections 6.01(n) and 6.01(o). Buyer also agrees that until the earlier of (a) the Closing and (b) the date which is two (2) years after the date of this Agreement, Buyer will not, without the prior written consent of the Company, initiate or maintain contact (except in the ordinary course of business) with any officer, director, employee, supplier, distributor, broker or customer of the Company for the purposes of obtaining information regarding the Company's operations, assets, prospects or finances.

          5.04. Consents. As soon as reasonably practicable after the date of
                --------
this Agreement, Buyer shall make all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and Buyer shall obtain all authorizations, waivers, consents and permits, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement, and to avoid any breach, default, termination, acceleration or modification of any material agreement, contract, lease or permit as a result of, or in connection with, the execution and performance of this Agreement.

          5.05. [Intentionally Omitted]

          5.06. Consummation of Agreement. Buyer shall use commercially
                -------------------------
reasonable efforts to perform and fulfill, or cause to be performed or fulfilled, all conditions and obligations on the part of Buyer and Sub to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

          5.07. Employee Benefit Arrangements.
                -----------------------------

                (a) After the Closing, Buyer shall cause the Surviving Corporation to honor all obligations under (i) the existing terms of any written employment and severance agreements to which the Company or any Subsidiary is presently a party, except as may otherwise be agreed to by the parties thereto, and (ii) the Company's and any Subsidiary's severance policy. For a period of twelve (12) months following the Effective Time, employees of the Surviving Corporation will be entitled to participate in employee benefit plans of Buyer, an affiliate thereof or the Surviving Corporation, the terms of which will be substantially equivalent in the aggregate to those provided to similarly situated employees of Buyer.

           (b) After the Closing, Buyer shall cause the Surviving Corporation to honor all obligations which accrued prior to the Effective Time under the Company's deferred compensation plans. Except as is otherwise required by the existing terms of employment and severance agreements to which the Company is presently a party, future accruals may be (but are not required to be) provided for under any such plan(s) or under any similar plan(s) of the Surviving Corporation or Buyer. Except as is otherwise required by the existing terms of employment and severance agreements to which the Company is a presently party, if future accruals are not provided for with respect to any current employee participant in such plan as of the Effective Time, and such person remains an employee of the Company or the Surviving Corporation or Buyer, the person's continuing employment in such capacity shall be counted for purposes of vesting (but not for purposes of benefit accrual) under such plan. Except as is otherwise required by the existing terms of employment and severance agreements to which the Company is a party, transfer of employment from the Company to the Surviving Corporation or to Buyer or to an affiliate of Buyer shall not constitute a termination of employment for purposes of payment of benefits under any such plan.

           (c) If any employee of the Company or any of the Subsidiaries becomes a participant in any employee benefit plan, practice or policy of Buyer, any of its affiliates or the Surviving Corporation, such employee and such employee's spouse, dependents and beneficiaries, shall be given credit under such plan for all service prior to the Effective Time with the Company and the Subsidiaries and prior to the time such employee becomes such a participant, for purposes of eligibility (including, without limitation, waiting periods) and vesting but not for any other purposes for which such service is either taken into account or recognized (including, without limitation, benefit accrual), provided, that such employees will be given credit for such service for purposes of any vacation policy. In addition, if any employee of the Company or any of the Subsidiaries employed as of the Closing Date becomes covered by a medical plan of Buyer, any of its affiliates or the Surviving Corporation, such medical plan shall not impose any exclusion on coverage for preexisting medical conditions with respect to these employees and such employee's spouse, dependents and beneficiaries. To the extent possible under the relevant plan, such employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing Date occurs to the extent that, following the Closing Date, they participate in any plan of Buyer, any of its affiliates or the Surviving Corporation for which deductible or co-payments are requested. Buyer and the Surviving Corporation will use commercially reasonable efforts to make any appropriate arrangements with the applicable insurance carrier(s) to achieve the foregoing.

     5.08. HIG Dispute. Goodwin Procter LLP (or such other counsel acceptable to
           -----------
the Representatives) shall continue, under the direction and at the discretion of the Representatives, to represent the Company, the Equityholders and any person who served as an officer or director of the Company prior to the Closing in the dispute between the Company and HIG Hightec, Inc. ("HIG") which is
                                                           ---
currently pending before the United States District Court for the District of

Massachusetts (the "Court"), U.S.D.C. Civil Action No. 01-40206, including,
                       -----
without limitation, any appeals thereof (the "HIG Dispute"). To the extent
                                              -----------
commercially reasonable, Buyer shall cooperate, and shall cause the Surviving Corporation and each of their officers, directors, employees, subsidiaries, affiliates and successors to cooperate, with Goodwin Procter LLP (or such other counsel engaged by the Representatives) in the pursuit by, and the defense of, the Company, the Equityholders and any person who served as an officer or director of the Company prior to the Closing with respect to the HIG Dispute, including, without limitation, (a) providing representatives of Goodwin Procter LLP, and other outside counsel, financial advisers, and accountants retained in connection with the HIG Dispute with reasonable access to all premises, properties, personnel, books, records, contracts and documents of or pertaining to each of the Surviving Corporation, the Company and its successors, affiliates and Subsidiaries, and (b) furnishing such persons with all relevant financial, operating and other data and information of or pertaining to each of the Surviving Corporation, the Company and its successors, affiliates and Subsidiaries as may be reasonably requested. Any and all costs incurred and paid by Buyer or the Surviving Corporation in connection with the foregoing shall be reimbursed to Buyer from the Escrow Account.

SECTION 6. CONDITIONS.
           ----------

     6.01. Conditions to the Obligations of Buyer. The obligation of Buyer and
           --------------------------------------
Sub to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

           (a) Representations; Warranties; Covenants. Each of the
               --------------------------------------
representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except for such representations and warranties as are made as of a specified date, and the Company shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

           (b) No Material Change. There shall have been no change in the
               ------------------
financial condition, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries since the date hereof which has resulted in a Company Material Adverse Effect, except for changes arising out of or relating to (i) general economic conditions, (ii) changes in the industry generally, including without limitation regulatory changes or (iii) changes arising out of the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby; provided, however, that the
                                                    --------  -------
effect of these general economic conditions or industry conditions shall only be considered to the extent of, and in the amount of, the disproportionate negative impact, if any, they have on the Company as compared to the effect such conditions have on Buyer.

           (c) Certificate from Officers. The Company shall have delivered to
               -------------------------
Buyer a certificate signed by each of the Company's President and Chief Financial Officer or Treasurer dated as of the Closing Date to the effect that the statements set forth in paragraphs (a) and (b) of this Section 6.01 are true and correct.

          (d) Consents and Approvals. All consents and approvals listed on
              ----------------------
Schedule 2.06 shall have been obtained.
-------------

          (e) Antitrust Filings. All filings required to be made under Foreign
              -----------------
Antitrust Laws shall have been made, and any applicable waiting period thereunder shall have expired or been terminated.

          (f) Stockholder Approval. This Agreement and the Merger shall have
              --------------------
been approved and adopted by the affirmative votes of at least such percentage of the Company's outstanding shares of capital stock (including any class vote) as is required by the DGCL and by the Company's Certificate of Incorporation.

          (g) Resignations of Directors and Officers. The written resignations,
              --------------------------------------
effective as of the Closing Date, of all directors and officers of the Company and its Subsidiaries that are requested by Buyer no less than five (5) days prior to the Closing Date.

          (h) No Prohibitions. No law, statute, edict, ordinance, order,
              ---------------
judgment, decree, ruling, regulation or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the Merger on the terms contemplated by this Agreement; provided that Buyer and Sub
                                                    --------
have fully complied with their obligations under Sections 5.04 and 5.05.

          (i) Records. At the Closing, the Company will deliver or otherwise
              -------
make available to Buyer all of the minute books (including those minutes referred to in the proviso contained in Section 2.21) and stock transfer records of the Company and the Subsidiaries.

          (j) Good Standing. The Company will deliver to Buyer a certificate
              -------------
issued by the Secretary of State or other appropriate officials of the Company's and its Subsidiaries' jurisdictions of incorporation or organization and of all states in which the Company is qualified as a foreign entity as to the good standing of the Company and its Subsidiaries in such jurisdictions and states as of a date no earlier than five (5) days before the Closing Date.

          (k) Escrow Agreement. The Representatives shall have executed and
              ----------------
delivered the Escrow Agreement in substantially the form attached hereto as Exhibit D.
---------

          (l) Legal Opinion. Buyer shall have received a legal opinion of
              -------------
Goodwin Procter LLP, counsel to the Company, in substantially the form attached hereto as Exhibit H.
          ---------

          (m) Amendment of Stock Options. Option Holders of not less than ninety
              --------------------------
percent (90%) in interest of all outstanding Incentive Stock Options and Non-Qualified Stock Options shall have agreed to the amendment or termination of such stock options (i) to permit treatment of such stock options as set forth in
Section 1.05(b)(ii) hereof and (ii) to reflect such Option Holder's agreement to be bound by Sections 1.10, 1.11, 9.01 and 9.01A of this Agreement.

          (n)   Employment and Non-Competition Agreement. Buyer shall have
                ----------------------------------------
received an executed copy of an Employment and Non-Competition Agreement in substantially the form attached hereto as Exhibit E from Michael J. Ferrantino.
                                          ---------

          (o)   Incentive Stock Option and Non-Competition Agreements. Buyer
                -----------------------------------------------------
shall have received executed copies of Incentive Stock Option Agreements and Non-Competition Agreements in substantially the forms attached hereto as Exhibit
                                                                         -------
F-1 and Exhibit F-2, respectively, from at least nine (9) of the eleven (11)
---     -----------
employees set forth on Schedule 6.01(o), including at least four (4) of the five
                       ----------------
(5) persons designated on Schedule 6.01(o) as "SAW Engineers." Pursuant to such
                          ----------------
Incentive Stock Options Agreements, Buyer shall grant to each employee options to purchase the number of shares of common stock of Buyer set forth next to such employee's name on Schedule 6.01(o).
                   ----------------

          (p)   280G Stockholder Approval. The payments by the Company in
                -------------------------
connection with the Change in Control Obligations, the accelerated vesting of options and warrants pursuant to Section 1.05(b)(ii), as applicable, and any other "parachute payments" as defined in Section 280G of the Code shall have been approved by the Stockholders in accordance with Section 280G(b)(5)(B) of the Code and Answer A-7 of Proposed Regulation 1.280G-1.

          (q)   Closing Estimates. The Company and the Representatives shall
                -----------------
have delivered the Estimated Working Capital Amount, the Estimated Change in Control Amount and the Estimated Funded Net Debt Amount in accordance with
Section 1.13 hereof.

          (r)   Springer Estoppel Letter. Buyer shall have received an executed
                ------------------------
estoppel letter, in form and substance reasonably satisfactory to Buyer, from Lewis Springer II ("Mr. Springer") acknowledging that: (i) the aggregate amount
                    ------------
of debt owed to Mr. Springer pursuant to those two (2) certain Amended and Restated Term Notes dated as of September 15, 1998, as amended effective as of July 6, 2001(the "Springer Notes"), is Two Million, Five Hundred Thousand
                  --------------
Dollars ($2,500,000); (ii) there are no current defaults or breaches (or any facts in existence that with the passage of time or the giving of notice would reasonably be expected to result in a breach) with respect to the Springer Notes; and (iii) upon repayment of the Springer Notes, Mr. Springer shall cooperate to the extent commercially reasonable in releasing all liens, security interests, mortgages or other encumbrances on the property of the Company or any of its Subsidiaries.

          6.02. Conditions to Obligations of the Company. The obligations of the
                ----------------------------------------
Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)   Representations; Warranties; Covenants. Each of the
                --------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date. Buyer shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Buyer shall have delivered to the Company a certificate of the President or any Vice President of Buyer dated the Closing Date to such effect.

            (b) Delivery of Merger Consideration. The Closing Merger
                --------------------------------
Consideration shall have been delivered to the Exchange Agent and the Escrow Agent in accordance with Sections 1.06 and 1.10.

            (c) [Intentionally Omitted]

            (d) Antitrust Filings. All filings required to be made under Foreign
                -----------------
Antitrust Laws shall have been made, and any applicable waiting period thereunder shall have expired or been terminated.

            (e) No Prohibitions. No law, statute, edict, ordinance, order,
                ---------------
judgment, decree, ruling, regulation or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the Merger on the terms contemplated by this Agreement; provided that the Company
                                                    --------
has fully complied with its obligations under Sections 3.03, 3.04, 3.07 and 3.08.

            (f) Escrow Agreement. Buyer shall have executed and delivered the
                ----------------
Escrow Agreement in substantially the form attached hereto as Exhibit D.
                                                              ---------

            (g) Legal Opinion. The Company shall have received a legal opinion
                -------------
of Pepper Hamilton LLP, counsel to Buyer and Sub, in substantially the form attached hereto as Exhibit I.
                   ---------

            (h) 280G Stockholder Approval. The payments by the Company in
                -------------------------
connection with the Change in Control Obligations, the accelerated vesting of options and warrants pursuant to Section 1.05(b)(ii), as applicable, and any other "parachute payments" as defined in Section 280G of the Code shall have been approved by the Stockholders in accordance with Section 280G(b)(5)(B) of the Code and Answer A-7 of Proposed Regulation 1.280G-1.

SECTION 7.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.
            -------------------------------------------

     7.01.  Termination. At any time prior to the Closing, this Agreement may be
            -----------
terminated as follows:

            (a) by mutual written consent of Buyer and the Company;

            (b) by Buyer, provided that Buyer is not in material breach of this Agreement, (A) if the Company is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after Buyer shall have given written notice of such breach to the Company or (B) if the Company shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of ten (10) business days after Buyer shall have given written notice thereof to the Company;

            (c) by the Company, provided that the Company is not in material breach of this Agreement, (A) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Company shall have given written notice of such breach to Buyer or (B) if Buyer shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of ten (10) business days after the Company shall have given written notice thereof to Buyer; or

           (d) by Buyer or the Company, if the Closing has not occurred on or before February 28, 2002 (the "Termination Date"); provided that the terminating
                               ----------------    --------
party is not in material breach of this Agreement.

     7.02. Effect of Termination. All obligations of the parties hereunder shall
           ---------------------
cease upon any termination pursuant to Section 7.01; provided, however, that (i)
                                                     --------  -------
the provisions of this Section 7, Section 5.02, Section 5.03 and Section 10.01 hereof shall survive any termination of this Agreement, (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, and (iii) any party may proceed as further set forth in Section 7.03 below.

     7.03. Right to Proceed. Anything in this Agreement to the contrary
           ----------------
notwithstanding, except for the condition set forth in Section 6.01(f), if any of the conditions specified in Section 6.01 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and, except for the condition set forth in Section 6.02(b), if any of the conditions specified in Section 6.02 hereof have not been satisfied, the Company shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder.

SECTION 8. SURVIVAL.
           --------

     8.01. Survival of Warranties. Each of the representations, warranties,
           ----------------------
agreements, covenants and obligations herein or in any Schedule attached hereto shall survive the Closing and shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 9 shall expire.

SECTION 9. INDEMNIFICATION.
           ---------------

     9.01. Indemnification of Buyer. Buyer and the Surviving Corporation and
           ------------------------
their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually, a "Buyer Indemnified
                                                           -----------------
Party" and, collectively, the "Buyer Indemnified Parties") shall be indemnified
-----                          -------------------------
and held harmless from the Escrow Account from and against any damages, liabilities, losses, Taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

           (a) Fraud, intentional misrepresentation or a deliberate or willful breach by the Company of any of its representations, warranties or covenants under this Agreement or in any Schedule attached hereto;

            (b) Any other breach of any representation, warranty or covenant of the Company under this Agreement or in any Schedule attached hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of such representations, warranties or covenants;

            (c) The Company's failure to obtain the agreement of any Option Holder(s) to the amendment or termination of such Option Holder(s)'s Incentive Stock Options and Non-Qualified Stock Options to permit treatment as set forth in Section 1.05(b)(ii) hereof; and

            (d) The HIG Dispute, including, without limitation, any loss resulting from any settlement, litigation, arbitration award or judgment and legal fees and expenses and other professional fees related thereto.

     9.01A. Indemnification by the Equityholders. The Equityholders, severally
            ------------------------------------
and not jointly, in accordance with their respective common equity percentage interests as set forth on Exhibit A, Exhibit B and Exhibit C agree subsequent to
                          ---------  ---------     ---------
the Closing to indemnify and hold the Buyer Indemnified Parties harmless from and against any damages, liabilities, losses, Taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

            (a) Fraud, intentional misrepresentation or a deliberate or willful breach by the Company of any of its representations, warranties or covenants under this Agreement or in any Schedule attached hereto;

            (b) Any breach of a representation or warranty by the Company contained in Subsection 2.03(a).

Before Buyer shall be entitled to recover any amounts pursuant to an indemnification claim under this Section 9.01A, Buyer shall first be required to collect such amounts as are available to pay such claim from the Escrow Account. The limitations set forth in Subsections 9.02(a), 9.02(b), 9.02(c) and 9.02(d) shall not apply to any claim under this Section 9.01A.

            9.02. Limitations on Indemnification of Buyer. Notwithstanding the
                  ---------------------------------------
foregoing, the right of Buyer Indemnified Parties to indemnification under
Section 9.01 shall be subject to the following provisions:

            (a) Subject to the exceptions set forth in Subsection 9.02(d): (i) the aggregate amount for which the Buyer Indemnified Parties may be indemnified under Subsections 9.01(b) and 9.01(c) of this Agreement shall not exceed an amount equal to Seven Million, Seven Hundred Thousand Dollars ($7,700,000) (the "Cap"); (ii) the aggregate amount for which the Buyer Indemnified Parties may be
 ---
indemnified under Subsections 9.01(b), 9.01(c) and 9.01(d) of this Agreement shall not exceed Thirteen Million Dollars ($13,000,000).

            (b) Subject to the exceptions set forth in Subsection 9.02(d), no indemnification shall be payable pursuant to Subsection 9.01(b) above to any Buyer Indemnified Party, unless the cumulative amount of all claims for indemnification pursuant to Section 9.01

("Buyer Claims") shall exceed Five Hundred Thousand Dollars ($500,000) (the
  ------------
"Deductible"), whereupon only the amount of such claims in excess of such
 ----------
Deductible shall be recoverable by the Buyer Indemnified Parties from the Escrow Account. For the sole purpose of calculating the amount of Buyer Claims arising out of any breach of any representation or warranty made by the Company, references to a Company Material Adverse Effect or materiality (or other correlative terms) shall be disregarded.

            (c) Subject to the exceptions set forth in Subsection 9.02(d), no indemnification shall be payable to a Buyer Indemnified Party from the Escrow Account with respect to claims under Subsection 9.01(b) which are asserted after the date which is eighteen (18) months after the Closing Date (the "Expiration
                                                                    ----------
Date"); provided that if on or prior to the Expiration Date a specific state of
----    --------
facts shall have become known which may give rise to a claim for indemnification under Subsection 9.01(b) and a Buyer Indemnified Party shall have given written notice to the Representatives of such facts known by such Buyer Indemnified Party at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of.

            (d) The limitations contained in Subsections 9.02(a), 9.02(b) and 9.02(c) of this Section 9.02 shall not apply to (i) the indemnification obligations arising under Subsection 9.01(a) or (ii) breaches by the Company of a representation or warranty contained in Subsection 2.03(a). The limitations contained in Subsection 9.02(b) of this Section 9.02 shall not apply to (i) adjustments required to be made pursuant to Sections 1.13 and 1.14, (ii) claims with respect to a post-Closing unpaid portion of the Company-Paid Transaction Expenses made pursuant to Section 10.01, or (iii) breaches by the Company of a representation or warranty contained in Section 2.29. The limitations contained in Subsections 9.02(b) and 9.02(c) of this Section 9.02 shall not apply to the indemnification obligations arising under Subsections 9.01(c) and 9.01(d). The obligation to indemnify the Buyer Indemnified Parties with respect to claims under Subsection 9.01(a) or pursuant to a breach by the Company of a representation or warranty contained in Subsection 2.03(a) shall remain in full force and effect until the date which is one (1) day after the expiration of the statute of limitations applicable to any such claim. The obligation to indemnify the Buyer Indemnified Parties with respect to claims under Subsection 9.01(c) shall remain in full force and effect until the earlier of (w) the date on which Option Holders of one hundred percent (100%) of all outstanding Incentive Stock Options and Non-Qualified Stock Options shall have agreed to the amendment or termination of their Incentive Stock Options and Non-Qualified Stock Options to permit treatment as set forth in Section 1.05(b)(ii) hereof and (x) the later of
(1) the latest expiration date of any outstanding Incentive Stock Option or Non-Qualified Stock Option and (2) that date which is nine (9) months after the latest exercise of any outstanding Incentive Stock Option or Non-Qualified Stock Option; provided that if on or prior to such later date a specific state of
        --------
facts shall have become known which may give rise to a claim for indemnification under Subsection 9.01(c) and a Buyer Indemnified Party shall have given written notice to the Representatives of such facts known by such Buyer Indemnified Party at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of. Upon the later of the Expiration Date or the date on which the HIG Dispute shall have been fully and finally resolved, an amount equal to the lesser of (i) the then current balance of the Escrow Amount and
(ii) the sum of (A) the amount of pending Buyer Claims plus (B) an amount equal to five (5) times the Option Purchase Price payable in respect of all Incentive

Stock Options and Non-Qualified Stock Options then outstanding or exercised after the Closing shall be retained in the Escrow Account to be available to indemnify Buyer in respect of such claims and all other amounts held in the Escrow Account shall be delivered to the Equityholders in accordance with the terms of the Escrow Agreement. As more particularly described in the Escrow Agreement, such amount retained in the Escrow Account shall be delivered to the Equityholders in accordance with the terms of the Escrow Agreement upon the later of (1) the latest expiration date of any outstanding Incentive Stock Option or Non-Qualified Stock Option, (2) that date which is nine (9) months after the latest exercise of any outstanding Incentive Stock Option or Non-Qualified Stock Option, or (3) the full and final resolution of the HIG Dispute. As more particularly provided in the Escrow Agreement, the Equityholders shall become entitled to receive distributions from the Escrow Amount upon the full and final resolution of the HIG Dispute or either of the two components thereof: the "consent" component, which is the subject of Count One of the Company's First Amended Verified Complaint filed with the Court on November 14, 2001 (the "HIG Consent Dispute") and the "stock option" component,
                        -------------------
which is the subject of Count Six of the Company's Second Amended Verified Complaint attached to a Motion for Leave to File the Second Amended Verified Complaint filed with the Court on December 6, 2001 (the "HIG Stock Option
                                                         ----------------
Dispute"). Upon resolution of the HIG Consent Dispute, the Equityholders shall
-------
(subject to the immediately succeeding sentence) become entitled to receive a distribution from the Escrow Account equal to Two Million, Three Hundred Thousand Dollars ($2,300,000) minus all indemnifiable losses or expenses
                              -----
incurred by the Buyer Indemnified Parties in connection with the HIG Consent Dispute (or no distribution if such subtraction results in a negative number), and upon resolution of the HIG Stock Option Dispute, the Equityholders shall (subject to the immediately succeeding sentence) become entitled to receive a distribution from the Escrow Account equal to Three Million Dollars ($3,000,000) minus all indemnifiable losses or expenses incurred by the Buyer Indemnified
-----
Parties in connection with the HIG Stock Option Dispute (or no distribution if such subtraction results in a negative number). All such distributions are dependent on the availability of sufficient funds in the Escrow Account and are subject to pending Buyer Claims against the funds held in the Escrow Account and are further subject to the terms and conditions of the Escrow Agreement, which shall govern in the event of any inconsistency between this Section 9.02(d) and the Escrow Agreement.

            (e) Notwithstanding anything herein to the contrary, none of the Buyer Indemnified Parties shall be entitled to indemnity from the Escrow Account or otherwise under Section 9.01 hereof with respect to, and the Equityholders shall not otherwise be liable for, any matter (other than the HIG Dispute) of which Buyer had actual knowledge at or prior to the Closing.

            (f) Indemnification pursuant to Section 9.01 hereof shall be limited to the amount of any liability or damage that remains after deducting therefrom (and the cumulative amount of all Buyer Claims for purposes of determining the Deductible above shall be reduced by the amount of) (i) any Tax Benefit (as
                                                            -----------
hereinafter defined) to Buyer or any of its affiliates and (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Buyer or any of its affiliates from any third party with respect thereto. As used herein, the term "Tax Benefit" shall mean the foreign, federal, state and local tax savings that have resulted or would reasonably be likely to result, if claimed, from any tax deduction or tax credit that (i) the indemnified party is entitled to claim in accordance with applicable law (without regard to the entitlement of such indemnified party to any indemnification payment pursuant to the terms of this Section 9) on a foreign, federal, state or local tax return filed for any tax year of the Company, any Subsidiary or Buyer and
(ii) is directly attributable to such claim. It shall be assumed that the indemnified party is subject to the maximum marginal foreign, federal, state and local tax rates for a corporation doing business in the principal jurisdiction where the Company does business, unless the indemnified party's independent certified public accountant certifies that such indemnified party is subject to a different rate, in which case such different rate shall apply.

            (g) Notwithstanding anything to the contrary contained in this Agreement, none of the Buyer Indemnified Parties shall be entitled to indemnity from the Escrow Account or otherwise under any provision of this Agreement for and in no event shall the Deductible be applied to: (i) any liabilities or damages to the extent that such liabilities or damages result from or arise out of actions taken by Buyer, the Company, any Subsidiary or any of their respective affiliates after the Closing Date or (ii) any consequential damages. Buyer shall take and shall cause the Company (and/or the Subsidiaries) to take all commercially reasonable steps to mitigate all such liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities or damages.

     9.03.  Indemnification by Buyer. Buyer agrees to indemnify and hold the
            ------------------------
Equityholders and their respective officers, directors, employees, agents, partners, stockholders and members and each of such parties respective successors, executors, administrators, estates, heirs and permitted assigns (individually, a "Equityholder Indemnified Party" and, collectively, the
                  ------------------------------
"Equityholder Indemnified Parties") harmless from and against any damages,
 --------------------------------
liabilities, losses Taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

            (a) Fraud, intentional misrepresentation or a deliberate or willful breach by Buyer or Sub of any of their representations, warranties or covenants under this Agreement or in any Schedule attached hereto; and

            (b) Any other breach of any representation, warranty or covenant of Buyer or Sub under this Agreement or in any Schedule attached hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of such representations, warranties or covenants.

     9.04.  Limitations on Indemnification by Buyer. Notwithstanding the
            ---------------------------------------
foregoing, the right of Equityholder Indemnified Parties to indemnification under Section 9.03 shall be subject to the following provisions:

            (a) Subject to the exceptions set forth in Subsection 9.04(d), the Buyer's aggregate liability for indemnification under this Agreement shall not exceed an amount equal to the Cap.

          (b) Subject to the exceptions set forth in Subsection 9.04(d), no indemnification shall be payable pursuant to Subsection 9.03(b) above to any Equityholder Indemnified Party, unless the cumulative amount of all claims for indemnification pursuant to Section 9.03 ("Equityholder Claims") shall exceed
                                           -------------------
the Deductible, whereupon only the amount of such claims in excess of such Deductible shall be recoverable by the Equityholder Indemnified Parties. For the sole purpose of calculating the amount of Equityholder Claims arising out of any breach of any representation or warranty made by Buyer or Sub, references to material adverse effect or materiality (or other correlative terms) shall be disregarded.

          (c) Subject to the exceptions set forth in Subsection 9.04(d), no indemnification shall be payable to a Equityholder Indemnified Party with respect to claims under Subsection 9.03(b) which are asserted after the Expiration Date; provided that if on or prior to the Expiration Date a specific
                 --------
state of facts shall have become known which may give rise to a claim for indemnification under Subsection 9.03(b) and a Equityholder Indemnified Party shall have given written notice to Buyer of such facts known by such Equityholder Indemnified Party at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of.

          (d) The limitations contained in Subsections 9.04(a), 9.04(b) and 9.04(c) of this Section 9.04 shall not apply to the indemnification obligations of Buyer arising under Subsection 9.03(a). The limitations contained in Subsections 9.04(b) of this Section 9.04 shall not apply to adjustments required to be made pursuant to Sections 1.13 and 1.14. Buyer's obligation to indemnify the Equityholder Indemnified Parties with respect to claims under Subsection 9.03(a) shall remain in full force and effect until the date which is one (1) day after the expiration of the statute of limitations applicable to any such claim.

          (e) Notwithstanding anything herein to the contrary, Buyer shall not be obligated to provide any indemnification under Section 9.03 hereof with respect to, and shall not otherwise be liable for, any matter of which the Equityholders had actual knowledge at or prior to the Closing.

          (f) Indemnification by Buyer pursuant to Section 9.03 hereof shall be limited to the amount of any liability or damage that remains after deducting therefrom (and the cumulative amount of all Equityholder Claims for purposes of determining the Deductible above shall be reduced by the amount of) (i) any Tax Benefit to such Equityholders or any of their affiliates and (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by such Equityholders or any of their affiliates from any third party with respect thereto.

          (g) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have no liability under any provision of this Agreement for and in no event shall the Deductible be applied to: (i) any liabilities or damages to the extent that such liabilities or damages result from or arise out of actions taken by the Equityholders or any of their affiliates after the Closing Date or (ii) any consequential damages. The Equityholders shall take all commercially reasonable steps to mitigate all such liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities or damages.

     9.05. Notice; Defense of Claims. An indemnified party may make claims for
           -------------------------
indemnification hereunder by giving written notice thereof to the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, to the Representatives) within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, to the Representatives) promptly after the indemnified party receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize in reasonable detail the bases for the claim for indemnification and any claim or liability being asserted by a third party. After receiving such notice, the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, the Representatives) shall have the right to assume, conduct and control the defense of, and compromise or settle such claim, at its own cost and expense, by giving written notice (the "Defense Notice") to the
                                                     --------------
indemnified party of its intention to do so within twenty (20) days after receipt of the notice of claim. The indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, the Representatives) shall be entitled to direct the defense against a third-party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, the Representatives) is conducting a good faith and diligent defense. As long as the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, the Representatives) is conducting a good faith and diligent defense of a claim, the indemnified party shall not pay or settle such claim. The indemnified party shall at all times have the right to fully participate in the defense of a third-party claim or liability at its own expense directly or through counsel. If no Defense Notice is given by the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, by the Representatives), or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, by the Representatives), the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), provided that the indemnified party shall not compromise or settle such claim or liability without the consent of the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, of the Representatives) which consent shall not be unreasonably withheld. If the third-party claim or liability is one that by its nature cannot be defended solely by the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, by the Representatives), then the indemnified party shall make available such information and assistance as the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, as the Representatives) may reasonably request and shall cooperate with the indemnifying party (or, in the case of claims by the Buyer Indemnified Parties, with the Representatives) in such defense, at the expense of the indemnifying party.

     9.06. Escrow; Right to Set-Off. As provided in the Escrow Agreement, Buyer
           ------------------------
shall have the right to assert and collect for Buyer Claims against the Escrow Account. The existence of the Escrow Agreement and the Escrow Account will not limit the rights of Buyer in respect of the Buyer Claims. In addition to all other rights and remedies that Buyer may have, Buyer shall have the right to setoff against any amounts due to the Equityholders under this Agreement or otherwise, any sums for which Buyer has been finally adjudicated to be entitled to indemnification under this Section 9. Buyer's rights to indemnification under this Section 9 shall not be limited by or to this right to setoff.

     9.07.  Limited Recourse. Notwithstanding anything contained in this
            ----------------
Agreement to the contrary, the provisions of this Section 9 shall be the sole recourse of the parties hereto (except with respect to any equitable remedy to which a party may be entitled), or any affiliate of any thereof, for any breach, misrepresentation or other matters relating to or arising in connection with this Agreement and any of the agreements, documents or instruments executed and delivered in connection herewith and therewith and any of the transactions contemplated hereby or thereby, and such recourse is explicitly limited to the amounts and time limits set forth in Sections 9.02 and 9.04 hereof and to the claims as set forth in Sections 9.01 and 9.03 hereof.

SECTION 10. MISCELLANEOUS.
            -------------

     10.01. Fees and Expenses. Each party shall pay its own expenses and costs
            -----------------
associated with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal fees, investment banking and financial advisory fees and accounting fees (collectively "Transaction Expenses"), provided that solely in
                               --------------------    --------
the event that the Merger is consummated as contemplated hereunder, one-half of the Transaction Expenses of the Company up to a maximum of Five Hundred Thousand Dollars ($500,000) shall be paid by Buyer at the Closing, and the remaining Transaction Expenses of the Company (the "Company-Paid Transaction Expenses")
                                          ---------------------------------
shall be paid by the Company prior to the Closing. To the extent that any Company-Paid Transaction Expenses are not known as of the Closing or are otherwise not paid prior to the Closing, the Surviving Corporation shall pay such Company-Paid Transaction Expenses and the amount so paid will be distributed to Buyer from the Escrow Account. Notwithstanding the foregoing, the filing fees relating to filings under the Hart-Scott-Rodino Act (the "HSR Act")
                                                                      -------
and any Foreign Antitrust Laws shall be borne by Buyer.

     10.02. Governing Law; Consent to Jurisdiction. This Agreement, and all
            --------------------------------------
disputes, actions or proceedings arising out of or relating to this Agreement or the negotiation, validity or performance hereunder or the transactions contemplated hereby and/or the rights and obligations of the parties to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws provisions. Each of the parties hereto hereby irrevocably and unconditionally consents to the jurisdiction of the Center for Public Resources to resolve any such dispute, action or proceeding (except with respect to any equitable remedy to which a party is entitled), and further consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of enforcing the arbitration provisions of Section 10.03 and pursuing any equitable remedy. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such dispute, action or proceeding before the Center for Public Resources based on a lack of personal jurisdiction or the laying of venue, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that arbitration before the Center for Public Resources has been brought in an inconvenient forum. Each of the parties hereto further agrees that service of process, summons, notice or document by U.S. registered mail to such party's address set forth in Section 10.04 hereof shall be effective service of process for any such dispute, action or proceeding brought against such party in any such court.

     10.03. Arbitration. Except as set forth in Section 1.14, any dispute
            -----------
arising out of or relating to this Agreement or the breach, termination negotiation, or validity hereof and/or the rights or obligations of the parties arising out of or relating to this agreement or the breach, termination, negotiation, or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The
                                                           ---------
Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

          (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (b)  no other discovery;

          (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

          (d) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.03 shall not apply with respect to any equitable remedies to which any party may be entitled.

     10.04. Notices. Any notice, request, demand or other communication required
            -------
or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile transmission, upon acknowledgment of receipt by the recipient, (ii) if sent by a nationally recognized overnight courier, properly addressed with postage prepaid, on the next business day (or Saturday or Sunday if delivered on such days), (iii) or if sent by registered or certified mail, upon the earlier of the date on which receipt is acknowledged or the date which is three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER OR SUB:             Integrated Circuit Systems, Inc.
---------------
                             2435 Boulevard of the Generals
                             Norristown, PA 19403
                             Fax: (610) 630-3385
                             Attn: Mr. Hock E. Tan, Chief Executive Officer

With a copy to:              Pepper Hamilton LLP
--------------
                             3000 Two Logan Square
                             Philadelphia, PA 19103
                             Fax: (215) 981-4750
                             Attn: Robert Friedel, Esq.

TO THE COMPANY:              Micro Networks Corporation
--------------
                             324 Clark Street
                             Worcester, MA 01606
                             Fax: (508) 853-8296
                             Attn: Chief Executive Officer

With a copy to:              Goodwin Procter LLP
--------------
                             Exchange Place, 53 State Street
                             Boston, MA 02109
                             Fax: (617) 523-1231
                             Attn: Stuart M. Cable, P.C.

TO THE REPRESENTATIVES:      Edwin Snape
----------------------
                             New England Partners
                             One Boston Place, Suite 2100
                             Boston, MA 02108
                             Facsimile: (617) 624-8416

and

                             Lewis E. Springer
                             114 Willowbrook Drive
                             Auburn, NY 13021

With a copy to:              Goodwin Procter LLP
--------------
                             Exchange Place, 53 State Street
                             Boston, MA 02109
                             Fax: (617) 523-1231
                             Attn: Stuart M. Cable, P.C.

     Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     10.05. Entire Agreement. This Agreement, including the Schedules and
            ----------------
Exhibits hereto, the Confidentiality Agreement dated as of July 3, 2001, that certain letter agreement of even date herewith are complete, reflect the entire agreement of the parties with respect to its subject matter, and supersede all previous written or oral negotiations, commitments and writings on said subject matter. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as set forth herein or in such Schedules and Exhibits; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits.

     10.06. Assignability; Binding Effect. This Agreement may not be assigned by
            -----------------------------
any party hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     10.07. Captions and Gender. The captions in this Agreement are for
            -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     10.08. Execution in Counterparts. For the convenience of the parties and to
            -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     10.09. Amendments. This Agreement may not be amended or modified, nor may
            ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Buyer and the Company, or in the case of a waiver, the party waiving compliance.

     10.10. Publicity and Disclosures. No press releases or public disclosure,
            -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of the other parties hereto. Notwithstanding the foregoing, either party may disclose information to the extent such disclosure is required pursuant to any applicable laws, statutes, edicts, ordinances, orders, judgments, decrees, rules and regulations promulgated by any Governmental Entity or the requirements of The Nasdaq Stock Market, Inc.

     10.11. Specific Performance. The parties agree that it would be difficult
            --------------------
to measure damages which might result from a breach of this Agreement by a party hereto and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by a party, and the other party does not elect to terminate under
Section 7, such other party shall be entitled, in addition to any other remedies which it may have, to seek an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to such other party.

     10.12. Schedules. The representations and warranties contained in Section 2
            ---------
are qualified by reference to the Schedules attached hereto. The Schedules are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent provided in this Agreement. The Schedules may include items or information which the Company is not required to disclose under this Agreement;

disclosure of such items or information shall not affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation of the Company under the Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material to the Company or the financial position or results of operation of the Company.

     Cross references that may be contained in certain of the Schedules to other Schedules should not be regarded as all-inclusive. Any information disclosed on any Schedule shall be deemed to be disclosed under each and every part, category or heading of that Schedule and all other Schedules to the extent such disclosure is expressly cross-referenced and shall be deemed to qualify the representations and warranties of the Company in the Agreement, to the extent such information may apply. Headings have been inserted on sections of the Schedules for the convenience of reference only and shall to no extent affect the construction or interpretation of any of the provisions of the Agreement or the Schedules.

     10.13. Definitions. Definitions in the preamble of this Agreement are
            -----------
hereby incorporated into this Agreement by reference.

                                  [End of Text]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                   INTEGRATED CIRCUIT SYSTEMS, INC.


                                   By: /s/ Hock E. Tan
                                      ----------------
                                   Name: Hock E. Tan
                                   Title: President and Chief Executive Officer

                                   MARATHON MERGER CORP.


                                   By: /s/ Hock E. Tan
                                      ----------------
                                   Name: Hock E. Tan
                                   Title: President

                                   MICRO NETWORKS CORPORATION


                                   By: /s/ Michael J. Ferrantino
                                      --------------------------
                                   Name: Michael J. Ferrantino
                                   Title: President and Chief Executive Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                       S-1